UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
POSTAL REALTY TRUST, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11.

75 Columbia Avenue
Cedarhurst, NY 11516
March 29, 2024

Dear Fellow Stockholders:
On behalf of the Board of Directors and management, I cordially invite you to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Postal Realty Trust, Inc. (the “Company”). The Annual Meeting will be held at 10:00 a.m. (Eastern Time) on May 17, 2024 at the Company’s principal executive offices at 75 Columbia Avenue, Cedarhurst, NY 11516. Details of the business to be presented at the Annual Meeting can be found in this Proxy Statement.
Your vote is important. We encourage you to review the proxy materials and hope you will vote as soon as possible. You may vote by proxy over the Internet or by telephone. If you receive a printed copy of the proxy materials by mail, you may vote by mail by following the instructions on the proxy card in the envelope provided. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend in person. Instructions regarding the three methods of voting are contained in this Proxy Statement and on the proxy card.
On behalf of the Board of Directors, we thank you for your ongoing support and investment in our Company.
Sincerely,

Andrew Spodek
Chief Executive Officer and Director

75 Columbia Avenue
Cedarhurst, NY 11516
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
TIME AND DATE	10:00 a.m. (Eastern Time) on May 17, 2024
PLACE	75 Columbia Avenue, Cedarhurst, NY 11516
ITEMS OF BUSINESS	(1)
To consider and vote upon the election of five directors nominated by the Company’s Board of Directors, each to serve until the 2025 Annual Meeting and until his or her successor is duly elected and qualifies;

(2)
To consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2024; and

(3) To transact such other business as may properly be brought before the Annual Meeting and any adjournment, postponement or continuation thereof.
RECORD DATE
In order to vote, you must have been a stockholder of record at the close of business on March 15, 2024 (the “Record Date”) or a holder of a valid proxy from a stockholder of record as of the Record Date.

ADMISSION TO ANNUAL MEETING
Only the Company’s stockholders of record as of the close of business on the Record Date and beneficial owners who hold a legal proxy from the record owner as of the close of business on the Record Date may attend the Annual Meeting. Proof of ownership of the Company’s Class A common stock or Class B common stock, along with personal identification (such as a driver’s license or passport), must be presented in order to be admitted to the Annual Meeting. For further information on admission, please refer to the question entitled “What do I need to do to attend the Annual Meeting in person?” on page 3 of the Proxy Statement which follows this notice.

PROXY MATERIALS
We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to stockholders over the Internet. On or about March 29, 2024, we will begin mailing a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and how to vote over the Internet or how to request and return a proxy card by mail. Stockholders may request to receive a paper copy of the proxy materials and those who do so will subsequently be mailed the Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and a proxy card.

PROXY VOTING	Whether or not you plan to attend the Annual Meeting, your vote is important and we encourage you to vote promptly.

It is important that your shares are represented and voted at the Annual Meeting. You may authorize your proxy to vote your shares over the Internet by visiting www.proxyvote.com, by telephone as described on the proxy card accompanying this notice and the attached proxy statement or, if you receive a printed copy of the proxy materials by mail, by signing and returning the proxy card in the enclosed envelope. The Company recommends that you authorize a proxy to vote even if you plan to attend the Annual Meeting. You can authorize a proxy to vote online or by telephone at any time prior to 11:59 p.m., Eastern Time, on May 16, 2024. If you submit a proxy without giving instructions, your shares will be voted as recommended by the Board of Directors.

You may revoke your proxy and vote in person at the Annual Meeting by (1) executing and submitting a later dated proxy card by mail, (2) subsequently authorizing a proxy over the Internet or by telephone, (3) sending a written revocation of your proxy to the Company’s Secretary at its principal executive offices, or (4) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a duly executed proxy. Proxies submitted online or by telephone must be received by 11:59 p.m., Eastern Time, on May 16, 2024. Proxies submitted or revoked by mail must be received by the Company by 5:00 p.m., Eastern Time, on May 16, 2024.

We cordially invite you to attend the Annual Meeting, but regardless of whether you plan to be present, please authorize your proxy in one of the following ways:
(1)	VISIT THE WEBSITE noted on your proxy card or the Notice of Internet Availability of Proxy Materials to authorize your proxy via the Internet;
(2)	If you receive a printed copy of the proxy materials by mail, USE THE TOLL-FREE TELEPHONE NUMBER shown on your proxy card (this is a free call in the U.S.); or
(3)	If you receive a printed copy of the proxy materials by mail, MARK, SIGN, DATE AND PROMPTLY RETURN your proxy card in the envelope provided, which requires no additional postage if mailed in the U.S.
Any proxy may be revoked by you at any time prior to its exercise at the Annual Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2024:
The Notice of 2024 Annual Meeting of Stockholders, Proxy Statement and our Annual Report on Form 10-K, which is our Annual Report to stockholders, are available on our website: http://www.postalrealtytrust.com, and at http://materials.proxyvote.com/73757R. Information on or connected to these websites is not deemed to be a part of this proxy solicitation or the Proxy Statement.
By Order of the Board of Directors,

Jeremy Garber
President and Treasurer

March 29, 2024

75 Columbia Avenue
Cedarhurst, NY 11516
PROXY STATEMENT

2024 ANNUAL MEETING OF STOCKHOLDERS
Postal Realty Trust, Inc. is furnishing this Proxy Statement in connection with our solicitation of proxies to be voted at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”). We will hold the Annual Meeting at the Company’s principal executive offices at 75 Columbia Avenue, Cedarhurst, NY 11516, on Friday, May 17, 2024 at 10:00 a.m. (Eastern Time) and any postponements, continuations or adjournments thereof. We are providing this Proxy Statement and the enclosed proxy card to our stockholders commencing on or about March 29, 2024.
Unless the context suggests otherwise, references in this Proxy Statement to the “Company,” “we,” “us” and “our” are to Postal Realty Trust, Inc., a Maryland corporation, together with our consolidated subsidiaries, including Postal Realty LP, a Delaware limited partnership of which we are the sole general partner and through which we conduct substantially all of our business (our “Operating Partnership”).

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
What is the purpose of the Annual Meeting?
At the Annual Meeting, our stockholders will be asked to consider and act upon the following matters:
•
The election of five directors nominated by our Board of Directors (the “Board of Directors”) and listed in this Proxy Statement to serve until the 2025 Annual Meeting and until their successors are duly elected and qualify;

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
•	Such other business as may properly come before the Annual Meeting or any adjournment, continuation or postponement thereof.
We completed our initial public offering (our “IPO”) in May 2019, and we qualify as (i) an “emerging growth company” as defined in Section 3(a)(80) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) a “smaller reporting company” as defined in Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”). As a result, under Schedule 14A of the Exchange Act, we are exempt from the requirement to include in this Proxy Statement stockholder advisory votes on certain executive compensation matters, such as “say on pay” and “say on frequency”, and we qualify for certain scaled executive compensation requirements applicable to emerging growth companies and smaller reporting companies.
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are permitted to furnish our proxy materials online to our stockholders by delivering a Notice of Internet Availability of Proxy Materials in the mail. Unless requested, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice of Internet Availability of Proxy Materials instructs you on how to access and review the Proxy Statement and our Annual Report by visiting http://materials.proxyvote.com/73757R. The Notice of Internet Availability of Proxy Materials also instructs you on how you may submit your proxy online, or how you can request a full set of proxy materials, including a proxy card to return by mail. If you received a Notice of Internet Availability of Proxy Materials in the mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials provided in the Notice of Internet Availability of Proxy Materials.
Who is entitled to vote at the Annual Meeting?
Only stockholders of record at the close of business on March 15, 2024, the record date for the Annual Meeting (the “Record Date”), or their duly authorized proxies are entitled to attend and vote at the Annual Meeting.
If you hold your shares through a bank, broker or other nominee and intend to vote in person at the Annual Meeting, you will need to provide a legal proxy from your bank, broker or other holder of record.
What are the voting rights of stockholders?
Subject to the provisions of our charter regarding the restrictions on transfer and ownership of shares of our Class A common stock, $0.01 par value per share (our “Class A common stock”), and our Class B common stock, $0.01 par value per share (our “Voting Equivalency stock,” and together with our Class A common stock, our “Common Stock”), and except as may otherwise be specified in the terms of any other class or series of common stock, each outstanding share of Class A common stock entitles the holder to one vote and each outstanding share of Voting Equivalency stock entitles the holder to 50 votes on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of common stock, the holders of shares of Class A common stock and Voting Equivalency stock vote together as a single class, and possess the exclusive voting power, provided that the holders of Voting Equivalency stock have exclusive voting power with respect to an amendment to the charter that would materially and adversely affect any right or voting power of the Voting Equivalency stock. Our Voting Equivalency stock is designed to provide Mr. Spodek and his affiliates voting rights proportional to their economic interest in our Company, which they currently hold through units of limited partnership in our Operating Partnership (“OP Units”). There is no cumulative voting in the election of our Company’s directors.

How many shares are outstanding?
At the close of business on the Record Date, 22,588,265 shares of Class A common stock and 27,206 shares of Voting Equivalency Stock were issued and outstanding.
What constitutes a quorum?
The presence in person or by proxy of the stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present.
What is the difference between a “stockholder of record” and a “street name” holder?
These terms describe how your shares are held. If your shares are registered directly in your name with Equiniti Trust Company, LLC, our transfer agent and registrar, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.
If you are a “street name” holder, you are considered the beneficial owner of shares held in street name and your broker or nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote your shares. You are also invited to attend the Annual Meeting and vote your shares in person; however, in order to vote your shares in person, you must provide us with a legal proxy from your bank, broker or other stockholder of record.
How do I vote?
If you are a registered stockholder, meaning that your shares are registered in your name, you have four voting options. You may vote:
•
over the Internet at the web address noted in the Notice of Internet Availability of Proxy Materials or the proxy card you received (if you have access to the Internet, we encourage you to vote in this manner);

•	by telephone using the number noted on the proxy card you received (if you received a proxy card);
•	by signing and dating your proxy card (if you received a proxy card) and mailing it in the prepaid, preaddressed envelope enclosed therewith; or
•	by attending the Annual Meeting and voting in person.
Please carefully follow the directions in the Notice of Internet Availability of Proxy Materials or the proxy card you received. Proxies submitted over the Internet or by telephone must be received by 11:59 p.m. (Eastern Time) on May 16, 2024. Proxies submitted by mail must be received by the Company by 5:00 p.m. (Eastern Time) on May 16, 2024.
If your shares are held in “street name” through a broker, bank or other nominee, please refer to your proxy card or the instructions provided by your broker, bank or other nominee regarding how to vote your shares or to revoke your voting instructions. The availability of telephone and Internet voting depends on the voting processes of the broker, bank or other nominee. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. However, if you hold your shares in street name, you must obtain a legal proxy from your broker, bank or other nominee to be able to vote in person at the Annual Meeting.
Can I vote my shares in person at the Annual Meeting?
If you are a “stockholder of record,” you may vote your shares in person at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy from your broker, bank, trustee or nominee giving you the right to vote the shares at the Annual Meeting.

What do I need to do to attend the Annual Meeting in person?
Proof of stock ownership and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the Annual Meeting in person. If you wish to attend the Annual Meeting and vote in person, you may contact our Investor Resources at (516) 232-8900. Only stockholders who owned our Common Stock as of the close of business on March 15, 2024 are entitled to attend the Annual Meeting.
•
If your shares are registered in your name and you owned our Common Stock as of the close of business on March 15, 2024, you only need to provide some form of government-issued photo identification for admission.

•
If your shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the Annual Meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the Annual Meeting if you bring a recent bank or brokerage statement showing that you owned shares of our Common Stock on March 15, 2024.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or proxy card?
It means that you have multiple accounts with our transfer agent and/or with a broker, bank or other nominee. You will need to vote separately with respect to each Notice of Internet Availability of Proxy Materials or proxy card you received. Please vote all of the shares you own.
Can I change my vote after I have mailed in my proxy card?
You may revoke your proxy by doing one of the following:
•
by sending a written notice of revocation to our Secretary at 75 Columbia Avenue, Cedarhurst, NY 11516 so it is received prior to 5:00 p.m. (Eastern Time) on May 16, 2024, stating that you revoke your proxy;

•	by signing a later-dated proxy card and submitting it so it is received prior to the Annual Meeting in accordance with the instructions included in the proxy card(s);
•	subsequently authorizing a proxy online or by telephone; or
•	by attending the Annual Meeting and voting your shares in person. Attendance at the Annual Meeting will not, by itself, revoke a duly executed proxy.
How may I vote for each proposal?
•
Proposal 1 — In the election of the five director nominees, you may vote “FOR” all nominees, “WITHHOLD” your vote as to all nominees, or “FOR” all nominees except those specific nominees from whom you “WITHHOLD” your vote. If a quorum is present at the Annual Meeting, each director will be elected by the vote of a plurality of the votes cast with respect to that director nominee’s election. Under the plurality standard, the number of individuals equal to the number of directorships to be filled who receive more votes than other nominees are elected to the board, regardless of whether they receive a majority of votes cast. Abstentions and broker non-votes, if any, are not treated as votes cast and thus will have no effect on the outcome of the vote on the election of directors, although they will be considered present for the purpose of determining the presence of a quorum. Under our Bylaws (our “Bylaws”), cumulative voting is not permitted.

•
Proposal 2 — In the ratification of Deloitte & Touche LLP as our independent registered public accounting firm, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If a quorum is present at the Annual Meeting, the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes, if any, are not treated as votes cast and thus will have no effect on the outcome of the vote on this proposal, although they will be considered present for the purpose of determining the presence of a quorum.

None of the proposals, if approved, entitle stockholders to appraisal rights under Maryland law or our charter.

What are the Board of Directors’ recommendations on how I should vote my shares?
The Board of Directors unanimously recommends that you vote:
•	Proposal 1 — For all of the Board of Directors’ five nominees for election as directors.
•	Proposal 2 — For the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
What if I authorize a proxy without specifying a choice on any given matter at the Annual Meeting?
If you are a stockholder of record as of the Record Date and you properly authorize a proxy (whether by Internet, telephone or mail) without specifying a choice on any given matter to be considered at the Annual Meeting, the proxy holders will vote your shares according to the Board of Directors’ recommendation on that matter. If you are a stockholder of record as of the Record Date and you fail to authorize a proxy or vote in person, assuming that a quorum is present at the Annual Meeting, it will have no effect on the result of the vote on any of the matters to be considered at the Annual Meeting.
What if I hold my shares through a broker, bank or other nominee?
If you hold your shares through a broker, bank or other nominee, under the rules of the New York Stock Exchange (the “NYSE”), your broker or other nominee may not vote with respect to certain proposals unless you have provided voting instructions with respect to that proposal.
How are abstentions and broker non-votes treated?
An abstention occurs when a stockholder affirmatively chooses not to vote on a proposal.
A “broker non-vote” occurs when a bank, broker or other holder of record holding shares of Common Stock for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Pursuant to Maryland law, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum.
Under the rules of the NYSE, brokerage firms may have the discretionary authority to vote their customers’ shares of Common Stock on certain routine matters for which they do not receive voting instructions, including the ratification of independent auditors, and thus brokers may vote at their discretion on Proposal 2 if they do not receive voting instructions from you on Proposal 2. Under the rules of the NYSE, Proposal 1 is not considered “routine” matters for purposes of broker discretionary voting and therefore brokers may not vote on Proposal 1 if they do not receive voting instructions from you on Proposal 1.
Abstentions and broker non-votes, if any, are not treated as votes cast and thus will have no effect on the outcome of the vote on these proposals.
What if I return my proxy card but do not provide voting instructions?
If you return a signed proxy card but do not provide voting instructions, your shares will be voted by the proxies identified in the proxy card as follows:
•	Proposal 1 — For all of the Board of Directors’ five nominees for election as directors.
•	Proposal 2 — For the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
What happens if additional matters are presented at the Annual Meeting?
We know of no other matters other than the items of business described in this Proxy Statement that can be considered at the Annual Meeting. If other matters requiring a vote do arise, the persons named as proxies will have the discretion to vote on those matters for you.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc. (“Broadridge”) or one of its affiliates will act as the inspector of election and will tabulate votes.

Who pays the cost of this proxy solicitation?
We will pay the cost of preparing, assembling and mailing the proxy materials. We have retained Broadridge to assist us in the distribution of proxy materials and the passive solicitation of proxies. We expect to pay Broadridge approximately $40,000 in the aggregate for services rendered, including passively soliciting proxies, reviewing of proxy materials, disseminating of brokers’ search cards, distributing proxy materials, operating online and phone voting systems, receiving executed proxies and tabulation of results. We will also request banks, brokers and other holders of record to send the proxy materials to, and obtain proxies from, beneficial owners and will reimburse them for their reasonable expenses in doing so. We may retain the services of a proxy solicitation firm if, in the Board of Directors’ view, it is deemed necessary or advisable. Although we do not currently expect to retain such a firm, we estimate that the fees of such firm could be up to $12,500, plus out-of-pocket expenses, all of which would be paid by us.
How do I submit a stockholder proposal for inclusion in the proxy materials for next year’s annual meeting, and what is the deadline for submitting a proposal?
Shareholder Proposals for Inclusion in 2025 Proxy Statement Pursuant to SEC Rule 14a-8. In order for a stockholder proposal to be properly submitted pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) for presentation at our 2025 Annual Meeting and included in the proxy material for next year’s annual meeting, we must receive written notice of the proposal at our executive offices by November 29, 2024. A stockholder nomination of a person for election to our Board or a proposal for consideration at our 2025 Annual Meeting of Stockholders not intended to be included in our proxy statement pursuant to Rule 14a-8 must be submitted in accordance with the advance notice procedures and other requirements set forth in our Bylaws.
Other Shareholder Proposals and Nominations. Pursuant to our Bylaws, we must receive timely notice of the nomination or other proposal in writing by not later than 5:00 p.m. (Eastern Time) on November 29, 2024, nor earlier than October 30, 2024. However, in the event that the 2025 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from the first anniversary of the date of the 2024 Annual Meeting, notice by the stockholder to be timely must be received no earlier than the 150th day prior to the date of the meeting and not later than 5:00 p.m. (Eastern Time) on the later of the 120th day prior to the date of the meeting or the 10th day following the date of the first public announcement of the meeting.
In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Secretary of the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 18, 2025.
Proposals should be sent via registered, certified or express mail to: 75 Columbia Avenue, Cedarhurst, NY 11516, Attention: Secretary. For more information regarding stockholder proposals, see “Stockholder Proposals and Nominations” below.
If I share my residence with another stockholder, how many copies of the Notice of Internet Availability of Proxy Materials should I receive?
We are sending only a single Notice of Internet Availability of Proxy Materials to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family, unless we have received instructions to the contrary from any stockholder at that address. This practice is known as “householding” and is permitted by rules adopted by the SEC and Maryland law. This practice reduces the volume of duplicate information received at your household and helps us to reduce costs. Each stockholder will continue to receive a separate proxy card or voting instructions card. We will deliver promptly, upon written request or oral request, a separate copy of: (i) the Notice of 2024 Annual Meeting of Stockholders, (ii) the Proxy Statement, with the accompanying annual letter, or (iii) the Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report on Form 10-K”), as applicable, to a stockholder at a shared address to which a single copy of the documents was previously delivered. If you received a single set of these documents for your household for this year, but you would prefer to receive your own copy, you may direct requests for separate copies in the future to the following address: Broadridge Financial Solutions, Inc. by telephone at 1-866-540-7095 or in writing at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are a stockholder who receives multiple copies of our proxy materials, you may request householding by contacting us in the same manner and requesting a householding consent form.

What if I consent to have one set of materials mailed now but change my mind later?
You may withdraw your householding consent at any time by contacting Broadridge at the address and phone number provided above. We will begin sending separate copies of stockholders’ communications to you within 30 days of receipt of your instructions.
The reason I receive multiple sets of materials is because some of the shares belong to my children. What happens if they move out and no longer live in my household?
When we receive notice of an address change for one of the members of the household, we will begin sending separate copies of stockholder communications directly to the stockholder at his or her new address. You may notify us of a change of address by contacting Broadridge at the address and phone number provided above.
Other Information
The Annual Report on Form 10-K, which is our Annual Report to stockholders, is available at www.sec.gov and accompanies this Proxy Statement.
The Annual Report on Form 10-K may also be accessed through our website at http://www.postalrealtytrust.com by clicking on the “Investors” link. At the written request of any stockholder who owns our Common Stock as of the close of business on the Record Date, we will provide, without charge, additional paper copies of our Annual Report on Form 10-K, including the financial statements and financial statement schedule, as filed with the SEC, except exhibits thereto. If requested by eligible stockholders, we will provide copies of the exhibits for a reasonable fee. You can request copies of our Annual Report on Form 10-K by mailing a written request to:
Postal Realty Trust, Inc.
75 Columbia Avenue
Cedarhurst, NY 11516
Attention: Secretary

PROPOSAL NO. 1. ELECTION OF DIRECTORS
Our Bylaws provide that the number of directors shall be fixed by resolution of the Board of Directors, provided that there shall never be less than the minimum number required by Maryland law, nor more than 15. The Board of Directors has fixed the number of directors at five. All directors are elected until the next annual meeting of stockholders and until their successors are duly elected and qualify. Each nominee served on the Board of Directors as of the date hereof and no other director served on the Board of Directors in 2023. The Board of Directors, upon the recommendation of its Corporate Governance and Compensation Committee, has nominated Patrick R. Donahoe, Barry Lefkowitz, Jane Gural-Senders, Anton Feingold and Andrew Spodek for election at the Annual Meeting for a term to expire at the annual meeting of stockholders in 2025 and until their successors are duly elected and qualify.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES NAMED IN PROPOSAL NO. 1.
It is the intention of the persons named in the enclosed proxy, in the absence of a contrary direction, to vote for the election of all of the nominees named in Proposal No. 1. Should any of the nominees become unable or refuse to accept nomination or election as a director, the persons named as proxies intend to vote for the election of such other person as the Corporate Governance and Compensation Committee may recommend or our Board of Directors may reduce the number of directors to be elected at the Annual meeting. The Board of Directors knows of no reason why any of the nominees might be unable or refuse to accept nomination or election.
Nominees for Election
Information is set forth below regarding each of our Board of Directors’ five nominees.
Name	Age	Position(s)	Director Since
Patrick R. Donahoe	68	Independent Chair of the Board of Directors	2019
Barry Lefkowitz	62	Independent Director	2019
Jane Gural-Senders	75	Independent Director	2019
Anton Feingold	43	Independent Director	2019
Andrew Spodek	48	Chief Executive Officer and Director	2019
Patrick R. Donahoe
Patrick R. Donahoe has been a director of the Company since May 2019. He was named the 73rd Postmaster General of the United States in October 2010, serving until his retirement in 2015. Mr. Donahoe was a 39-year veteran of the USPS, starting as a postal clerk in Pittsburgh, Pennsylvania in 1975. Prior to his appointment as Postmaster General, Mr. Donahoe served as the 19th Deputy Postmaster General. Mr. Donahoe has a degree in economics from the University of Pittsburgh and an MBA from the Massachusetts Institute of Technology. Mr. Donahoe is also a director of SG360, an industry-leading print and direct marketing solutions provider.
Mr. Donahoe brings to our Board of Directors valuable prior experience as the Postmaster General of the United States and his 39-year career with the USPS and also experience overseeing technology and cybersecurity from his principal occupation or other professional experience.
Barry Lefkowitz
Barry Lefkowitz has been a director of the Company since May 2019. He has served as the President and Chief Executive Officer of Huntington Road Advisors LLC, a real estate investment and advisory firm, since 2014, and is the Co-Founder of HMC Real Estate Services LLC, an investment and management firm focused on value-add industrial and flex/office properties. He was a member of the board of ShopOne Centers REIT Inc. a leading owner, operator and manager of high-quality grocery-anchored shopping centers from 2018 to 2022. In 2016, Mr. Lefkowitz served as Interim Chief Financial Officer of Brixmor Property Group Inc. (NYSE: BRX), owner of the nation’s largest wholly-owned portfolio of grocery-anchored community and neighborhood shopping centers. He previously served as Executive Vice President and Chief Financial Officer of Mack-Cali Realty Corporation (NYSE: CLI) from 1996 to 2014 where he was responsible for overseeing the company’s investor relations activities as well as strategic financial planning and forecasting, financial accounting and reporting, and capital markets activities. Additionally, Mr. Lefkowitz led the company’s property management and asset management operations beginning in 2004.

He served as a Vice President at Mack-Cali Realty Corporation from 1994 to 1997. Prior to joining Mack-Cali Realty Corporation, Mr. Lefkowitz served as a Senior Manager at Deloitte LLP, specializing in real estate. He is a graduate of Brooklyn College and a member of the American Institute of Certified Public Accountants.
Mr. Lefkowitz brings to our Board of Directors his prior experience in a variety of management, financial and accounting roles at other public companies.
Jane Gural-Senders
Jane Gural-Senders has been a director of the Company since May 2019. She is an executive director and principal of GFP Real Estate LLC, a family real estate company, which owns and manages a portfolio of approximately 50 properties comprising over 11 million square feet primarily in the New York City metropolitan area. The firm also handles third-party services for over 20 properties comprising over 3 million square feet. She is a past president of the Gural JCC (Greater Five Towns, Long Island, NY) and presently is a member of the board of that organization. She also is a board member of the American Associates Ben-Gurion University of the Negev (AABGU); The Flatiron of 23rd Street Partnership Business Improvement District; and the Real Estate Committee for the Yeshiva University. Ms. Senders graduated from New York University with a Master of Social Work degree.
Ms. Gural-Senders brings to our Board of Directors valuable experience in commercial real estate and leasing.
Anton Feingold
Anton Feingold has been a director of the Company since May 2019. He is a Partner and Associate General Counsel in the Legal Group of Ares Management Corporation. He also serves as General Counsel, Vice President and Secretary of Ares Commercial Real Estate Corporation (NYSE: ACRE), Assistant Secretary of Ares Management Corporation (NYSE: ARES) and Vice President and Assistant Secretary of CION Ares Diversified Credit Fund. Prior to joining Ares Management in 2014, Mr. Feingold was an attorney with Clifford Chance LLP, where he was a member of the firm’s capital markets and real estate departments, specializing in corporate finance and real estate transactions, as well as general securities law, corporate and regulatory matters. Mr. Feingold graduated from University of Birmingham with a Bachelor of Laws (LL.B Honors) and received a Postgraduate Diploma in Legal Practice at BPP University in London, England.
Mr. Feingold brings to our Board of Directors valuable legal experience in the real estate and real estate capital markets areas.
Andrew Spodek
Andrew Spodek is our Chief Executive Officer and is a member of our Board of Directors. Mr. Spodek was the founder and Chief Executive Officer of our predecessor management entity, Nationwide Postal Management, Inc. (“NPM”), one of our predecessor entities. Mr. Spodek has over 20 years of experience exclusively focused on investing in and managing post office properties. Prior to founding NPM, Mr. Spodek led acquisitions and property management for his family’s private real estate investment activities. Mr. Spodek sits on the Board of Directors of the Association of United States Postal Lessors. Mr. Spodek earned an M.S. in Real Estate from New York University and a B.B.A. in Finance & International Management from Boston University.
Mr. Spodek brings to our Board of Directors extensive experience acquiring and managing post office properties and his extensive experience and relationships with postal property owners.
Board of Directors and Committees
Our shares of Class A common stock are listed on the NYSE under the symbol “PSTL” and we are subject to the NYSE listing standards. We have adopted corporate governance guidelines and charters for the Audit Committee and Corporate Governance and Compensation Committee of the Board of Directors intended to satisfy NYSE listing standards. We have also adopted a code of business conduct and ethics for our directors and officers intended to satisfy NYSE listing standards and the definition of a “code of ethics” set forth in applicable SEC rules. Our corporate governance guidelines, code of business conduct and ethics and these charters are available on our website at http://www.postalrealtytrust.com.
We operate under the direction of our Board of Directors. Our Board of Directors is responsible for the overall management and control of our affairs, including the investment decisions involving the acquisitions of properties.

Our Board of Directors has approved our objectives and strategies on investments and borrowing. The directors may establish further written objectives and strategies on investments and borrowings, or modify existing strategies and objectives, and will monitor our administrative procedures, investment operations and performance.
We currently have five directors, four of whom our Board of Directors has determined are independent directors under standards established by the SEC and the NYSE. Our independent directors are Patrick R. Donahoe, Barry Lefkowitz, Jane Gural-Senders and Anton Feingold. Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies.
Role of the Board of Directors in Risk Oversight
One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors administers this oversight function directly, with support from its two standing committees, the Audit Committee and the Corporate Governance and Compensation Committee, each of which addresses risks specific to their respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Corporate Governance and Compensation Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct, and assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Cybersecurity Oversight
Oversight of cybersecurity is an integral part of the Board of Directors’ and the Audit Committee’s risk management process. Our employees receive training at least annually on cybersecurity best practices and we regularly test our employees for information security awareness and adherence to our information security recommendations. We work with external service providers to identify potential risks and mitigate their potential impact, including through training programs, maintenance of backup systems and redundancy and simulated phishing exercises. We also maintain a standalone cybersecurity policy as a component of our overall insurance coverage. Our executive team meets on at least a quarterly basis to review and oversee our cybersecurity and IT framework and updates the Audit Committee and the Board of Directors at least twice a year with respect to key developments and updates relating to our cybersecurity measures and practices. To our knowledge, we have not experienced any information security breach in the last three years or otherwise. As such, we have not incurred any material expenses from cybersecurity breaches or any expenses from penalties or settlements related to a cybersecurity breach during that time.
Commitment to Good Corporate Governance
We believe a company’s reputation for integrity and serving its stockholders responsibly is critical. We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:
•	Our Board of Directors is not classified, with each of our directors subject to election annually;
•
Of the five persons who serve on our Board of Directors, our Board of Directors has determined that four of our directors satisfy the listing standards for independence of the NYSE and Rule 10A-3 under the Exchange Act;

•	One of our directors qualifies as an “audit committee financial expert” as defined by the SEC;
•	We comply with the requirements of the NYSE listing standards, including having board committees comprised solely of independent directors;
•	We have adopted a stock ownership policy for our named executive officers and independent directors which will further align their interests with those of our stockholders;
•	We have opted out of the business combination and control share acquisition statutes in the Maryland General Corporation Law;

•	We do not have a stockholder rights plan;
•	Our Chair of the Board of Directors is separate from our Chief Executive Officer;
•	Our Board of Directors and its committees conduct annual self-evaluations;
•	Our independent directors hold regular executive sessions without management present, presided over by our independent Chair;
•
Although we have dual class stock, our Voting Equivalency stock is designed to provide Mr. Spodek and his affiliates voting rights proportional to their economic interest in our Company, which they currently hold through OP Units received in connection with our formation transactions;

•	We do not allow our management or directors to engage in hedging transactions in our equity securities;
•
We have adopted an anti-pledging policy that prohibits our management and directors from pledging our equity securities as collateral for a loan or holding our equity securities in a margin account, except in very limited circumstances and with prior approval pursuant to the policy;

•	We have adopted a board diversity policy to promote the inclusion of different industry experience, skills, knowledge, business relationships, backgrounds and orientations on the Board of Directors;
•	We have adopted an incentive compensation recoupment policy applicable to our executive officers;
•	We have adopted proxy access rights consistent with market standard; and
•	We do not provide our management with pensions or any other enhanced benefit programs.
Our directors stay informed about our business by attending meetings of our Board of Directors and its committees and through supplemental reports and communications.
The Board of Directors currently has a standing Audit Committee and Corporate Governance and Compensation Committee. The directors who serve on these committees and the current chair of these committees are set forth below:
Board Member	Audit	Corporate Governance and Compensation	Board
Andrew Spodek			X
Patrick R. Donahoe	X		Chair
Anton Feingold	X	Chair	X
Barry Lefkowitz	Chair	X	X
Jane Gural-Senders		X	X
The Board of Directors held a total of seven meetings during 2023. The number of meetings held by each committee and the Board of Directors during 2023 is set forth below:
	Audit	Corporate Governance and Compensation	Board
Number of Meetings	7	8	7
During 2023, all incumbent directors who served in 2023 attended at least 75% of the aggregate of:
•	the total number of meetings of the Board of Directors held during the period for which the director had been a director; and
•	the total number of meetings held by all committees of the Board of Directors on which the director served during the periods that the director served.
All of the Company’s then-directors attended the 2023 Annual Meeting of stockholders. Our corporate governance guidelines provide that directors are invited and encouraged to attend our annual meeting of stockholders.
Annual Board of Directors Evaluations
Pursuant to our corporate governance guidelines and the charter of the Corporate Governance and Compensation Committee, the Corporate Governance and Compensation Committee oversees an annual evaluation of the performance of the Board of Directors and each of its committees. The evaluation process is designed to assess the overall effectiveness of the Board of Directors and its committees and to identify opportunities for improving the operations and procedures of the Board of Directors and each committee. The process is meant to solicit ideas from directors about (i) improving prioritization of issues, (ii) improving quality of management presentations, (iii) improving quality of Board of Directors or committee discussions on key matters, (iv) identifying specific issues that should be discussed in the future, and (v) identifying any other matters of importance to the functioning of the Board of Directors or committees. The annual evaluations are generally conducted in the second quarter of each calendar year and the results of the annual evaluation are reviewed and discussed by the Board of Directors.
Board Refreshment and Nomination Process
Board refreshment is important to the Company. On an annual basis, the Corporate Governance and Compensation Committee (i) assesses the needs and composition of the Board of Directors as a whole, including with respect to diversity, (ii) evaluates all current directors and (iii) considers the nomination of all directors whose terms expire at the next annual meeting of stockholders. The Corporate Governance and Compensation Committee will also consider new candidates whenever there is a vacancy or whenever a vacancy is anticipated due to a change in the size or composition of the Board of Directors, a retirement of a director or for any other reason. In addition to considering incumbent directors, the Corporate Governance and Compensation Committee may identify director candidates based on recommendations from the directors and executive officers and may engage the services of third-party search firms to assist in identifying or evaluating director candidates.
Anti-Hedging and Anti-Pledging Policy
The Company has an anti-hedging policy applicable to directors, officers and employees. The policy prohibits directors, officers and employees from engaging in, among other things, short sales, hedging or monetization transactions, such as forward sale contracts, equity swaps, collars, and transactions with exchange funds, or trading in puts, calls, or options, or other derivative securities with respect to the Company’s securities. The Company believes that prohibiting these types of transactions will help ensure that the economic interests of all directors, officers and employees will not differ from the economic interests of the Company’s stockholders. In addition, the Company has an anti-pledging policy that prohibits directors, officers and employees from pledging the Company’s securities as collateral for a loan or holding Company securities in a margin account, except in very limited circumstances and with prior approval pursuant to the policy.
Incentive Compensation Recoupment Policy
In April 2022, our Board of Directors adopted an incentive compensation recoupment policy, which was further amended in November 2023 to comply with Section 10D and Rule 10D-1 of the Exchange Act and NYSE listing standards. The policy enables the Board of Directors to recover performance-based cash and equity incentive compensation paid to certain current or former executive officers in the event of a restatement of our financial results in certain circumstances. Specifically, the policy provides that if we are required to restate our financial statements due to material non-compliance by the Company with any financial reporting requirement under the federal securities laws (other than a restatement due to changes in accounting rules or standards or changes in applicable law) and a lower incentive-based compensation award would have been made to one of more executive officers based on the restated financial results, then the Board of Directors is entitled to recover the overpayment. The policy permits clawback from any executive officer who received an overpayment, irrespective of whether the executive contributed to the fraud or intentional misconduct.
Proxy Access
Our Bylaws, as amended in August 2023, permit a stockholder, or a group of up to 20 stockholders, to nominate and include director candidates constituting up to the lesser of two or 20% of the number of directors up for election at any annual meeting of stockholders, provided that (i) such stockholder or stockholder group, as applicable, owns 3% or more of our outstanding common stock continuously for at least three years, and (ii) such stockholder or stockholder group, as applicable, and the nominee(s) satisfy certain procedural, eligibility and disclosure requirements set forth in the Bylaws.
Board of Directors Committees
Our Board of Directors has established two standing committees: an Audit Committee and a Corporate Governance and Compensation Committee. The principal functions of each committee are described below. We intend to comply with the listing requirements and other rules and regulations of the NYSE, as amended or modified from time to time, and each of these committees is comprised exclusively of independent directors. Additionally, our Board of Directors may from time to time establish certain other committees to facilitate the management of our company.
Audit Committee
Our Audit Committee is comprised of Patrick R. Donahoe, Anton Feingold and Barry Lefkowitz, with Barry Lefkowitz serving as chair. We believe that Barry Lefkowitz qualifies as an “audit committee financial expert” as that term is defined by the applicable SEC regulations and NYSE corporate governance listing standards. Our Board of Directors has determined that each of the Audit Committee members is independent in compliance with applicable SEC and NYSE rules and “financially literate” as that term is defined by the NYSE corporate governance listing standards. Our Audit Committee charter, which is available on our corporate website at http://www.postalrealtytrust.com, details the principal functions of the Audit Committee, including oversight related to:
•	our accounting and financial reporting processes;
•	the integrity of our consolidated financial statements and financial reporting process;
•	our systems of disclosure controls and procedures and internal control over financial reporting;
•	our compliance with financial, legal and regulatory requirements;
•	the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;
•	the performance of our internal audit function; and
•	our overall risk profile, including cybersecurity and data privacy.
The Audit Committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee also prepares the Audit Committee report required by SEC regulations to be included in our annual proxy statement.
Corporate Governance and Compensation Committee
Our Corporate Governance and Compensation Committee is comprised of Anton Feingold, Barry Lefkowitz and Jane Gural-Senders, with Anton Feingold serving as chair. Our Corporate Governance and Compensation Committee is composed only of directors who are independent in compliance with NYSE rules. In fulfilling its responsibilities, the Corporate Governance and Compensation Committee is permitted to form and delegate authority to subcommittees when appropriate. Our Corporate Governance and Compensation Committee charter, which is available on our corporate website at http://www.postalrealtytrust.com, details the principal functions of the Corporate Governance and Compensation Committee, including:
•	identifying and recommending to the full Board of Directors qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of stockholders;
•	developing and recommending to the Board of Directors corporate governance guidelines and implementing and monitoring such guidelines;
•	reviewing and making recommendations on matters involving the general operation of the Board of Directors, including board size and composition, and committee composition and structure;
•	recommending to the Board of Directors nominees for each committee of the Board of Directors;
•	overseeing the Company’s Environmental (including climate change), Social and Governance (“ESG”) initiatives and receiving regular updates regarding strategy, practices and performance;
•	overseeing the Company’s human capital and diversity and inclusion policies and initiatives;

•
annually facilitating the assessment of the Board of Directors’ performance as a whole and of the individual directors, as required by applicable law, regulations and the NYSE corporate governance listing standards;

•	overseeing the Board of Directors’ evaluation of management;
•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration of our Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of all of our other officers;
•	reviewing our executive compensation policies and plans;
•	implementing and administering our incentive compensation equity-based remuneration plans;
•	assisting management in complying with our proxy statement and annual report disclosure requirements;
•	producing a report on executive compensation to be included in our annual proxy statement; and
•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.
In identifying and recommending nominees for directors, the Corporate Governance and Compensation Committee may consider, among other factors: whether the individual meets the requirements for independence; the individual’s general understanding of the various disciplines relevant to the success of a publicly-traded company in today’s business environment; the individual’s understanding of the Company’s business and markets; and the individual’s professional expertise and educational background. Nominees recommended by stockholders will be evaluated in the same manner as those recommended by our Corporate Governance and Compensation Committee.
Board Diversity Policy
Under the board diversity policy adopted by our Board of Directors in April 2022, the Corporate Governance and Compensation Committee will take into account a director candidate’s industry experience, skills, knowledge, business relationships, opinions on issues important to the Company’s performance, growth and sustainability, and similar qualifications. In addition, the Corporate Governance and Compensation Committee will assess and take into account each candidate’s personal characteristics, including gender, sexual orientation, gender identity, ethnicity, race, age, religion, geographic location, nationality and other factors relevant to the Board of Directors and the Company. The Corporate Governance and Compensation Committee may also review and assess the overall composition of candidates identified to fill open director positions and will periodically review the composition of the then current Board of Directors to determine the diversity of the Board of Directors over time. A copy of the Company’s board diversity policy is available on our corporate website at http://www.postalrealtytrust.com.
Following the adoption of our board diversity policy in 2022, as a part of our Board of Directors’ periodic refreshment review and identification of potential future board candidates, our senior management and members of the board have met with and interviewed a number of ethnically diverse candidates through participation of industry conferences and introductions by stakeholders. We expect to continue with these efforts going forward. The diversity of our Board of Directors will continue to be a point of focus in connection with our board refreshment and nomination process. The Company is also committed to promoting diversity in our workplace. As of December 31, 2023, 35% of our employees identified as a member of an ethnic and/or racial minority group.

Board Skills and Qualifications
Our nominees for directors reflect diverse perspectives, including a complementary mix of qualifications, skills, experience and backgrounds that we believe are important to our ability to represent the interests of all our stakeholders, as summarized in the table below. A mark indicates a specific area of focus or expertise on which the Board of Directors particularly relies. Not having a mark does not mean the director does not possess that qualification or skill. Our director nominees’ biographies describe each director’s background and relevant experience in more detail.
Skills / Qualifications	Donahoe	Gural-Senders	Lefkowitz	Feingold	Spodek
Background in Real Estate Industry, particularly in Postal Real Estate	✔	✔	✔	✔	✔
Property Acquisitions and Management	✔	✔	✔		✔
Government Relations, particularly with the USPS	✔	✔			✔
Finance and Capital Markets	✔	✔	✔	✔	✔
Investor Relations		✔	✔	✔	✔
Public Company and Corporate Governance	✔	✔	✔	✔	✔
Financial Reporting and Accounting	✔		✔	✔	✔
REIT Management			✔	✔	✔
ESG	✔	✔	✔	✔	✔
Risk Management	✔	✔	✔	✔	✔
Stock Ownership Policy
Our Board of Directors adopted the stock ownership policy described below for independent directors and named executive officers of the Company in April 2022 (the “Ownership Policy Adoption Date”) to more closely align the interests of management and directors with the interests of stockholders.
Our stock ownership policy provides that each named executive officer and director subject to the policy must meet the requirement within five years of the Ownership Policy Adoption Date if a director or an officer is subject to the policy at adoption, and within five years of becoming subject to the policy otherwise. If an officer or director has not attained the required goal after the specified period, the individual shall not be required to purchase shares of our Class A common stock in the open market, but instead is required to retain 100% of the net after tax (and any applicable exercise costs) amount of any equity held, and subsequently awarded, until such goal is met. Shares of our Class A common stock held outright and shares held through our 401(k) plans are counted for purposes of meeting the policy as well as any shares held indirectly if the individual has an economic interest in the shares. In addition, OP units and long term-incentive units of our Operating Partnership (“LTIP units”) owned directly will be counted for purposes of our stock ownership policy. Stock options and performance-based equity awards are not counted in the ownership calculation. None of our executive officers or directors held or exercised any stock options.
Executive Officers/Directors	Ownership Policy
Chief Executive Officer	6x Annual Base Salary
Other Named Executive Officers	3x Annual Base Salary
Independent Directors	5x Annual Cash Retainer
Corporate Responsibility and Sustainability
We recognize the importance of ESG issues and incorporate ESG considerations into our business practices and decision-making processes. We have established a multi-disciplinary ESG committee, including several senior executives, steering our ESG program, which is overseen by our Corporate Governance and Compensation Committee. We believe the growth and sustainability of our business depends on a broad array of factors, including a continuing focus on investments in our people, ethics and integrity, and corporate responsibility.
Environmental Responsibility
•	Sustainability-linked pricing incentive in our credit facilities
•	Application of energy efficient measures in our corporate office, include enhanced air filtration and water conservation to provide a healthy environment for our workforce

•	Commitment to investments and upgrades across our portfolio with a focus on environmental stewardship, such as a program in place to convert all lights and fixtures to LED
•	Use of proactive maintenance platform to monitor property conditions, preventing building decay and environmental risks
Social Responsibility
•	Focused on ensuring our employee welfare, health, and development in the corporate office
•	Commitment to diversity, equity and inclusion in our workplace
•	Offer our employees a competitive, comprehensive benefit package and regular training sessions to promote education. See “— Human Capital Resource Management” below
•	Preservation and protection of USPS facilities dedicated by U.S. Congress in honor of individuals
•	Dedicated to giving back locally through company sponsored community service events
•	Dedicated Human Rights Policy and Vendor Code of Conduct
Corporate Governance
•	Non-Executive Chair of the Board, 80% of the Board of Directors are independent directors and 20% of the Board of Directors are female
•	Reporting and disclosure with an emphasis on transparency
•	Opted out of Maryland anti-takeover provisions
•	No stockholder rights plan
•	See “— Commitment to Good Corporate Governance” above for other highlights
Disclosure Committee
We maintain a disclosure committee consisting of members of our executive management and senior staff. The purpose of the disclosure committee is to oversee our disclosure controls and assist our Chief Executive Officer and Chief Financial Officer in making the required certifications in SEC reports. The disclosure committee was established to bring together on a regular basis our senior executives and representatives from our core business involved in the preparation of our financial statements to discuss any issues or matters of which the committee members are aware that should be considered for disclosure in our public SEC filings and review our draft periodic SEC reports prior to filing. The disclosure committee reports to our Chief Executive Officer and Chief Financial Officer and, as appropriate, to the Audit Committee. The disclosure committee has adopted a written charter to memorialize its purpose and procedures and meets quarterly and otherwise as needed.
Human Capital Resource Management
As of December 31, 2023, we employed 46 full-time employees. Our employees are primarily located at our corporate office in Cedarhurst, New York. As of December 31, 2023, 26% of our employees, 19% of our named executive officers and key employees (defined as all employees with a title of vice president and higher) and 20% of the members of our Board of Directors were female and 35% of our employees identified as a member of an ethnic and/or racial minority group.
Our human capital goals are focused on identifying, recruiting, retaining, developing, incentivizing and integrating our existing and prospective employees. We endeavor to maintain workplaces that are free from discrimination or harassment on the basis of color, race, sex, national origin, ethnicity, religion, age, disability, sexual orientation, gender identification or expression or any other status protected by applicable law. The basis for any recruitment, hiring, development, training, compensation and advancement at the Company are qualifications, performance, skills and experience. We believe our employees are fairly compensated, and compensation and promotion decisions are made without regard to gender, race and ethnicity. Employees are routinely recognized for outstanding performance.

We maintain both cash- and equity-based compensation programs designed to attract, retain and motivate our employees. We recognize the importance of the health, safety and environmental well-being of our employees, and are committed to providing and maintaining a healthy work environment. We offer a comprehensive benefits program as well as a 401(k) program, flexible spending accounts, income protection through our sick pay and long-term disability policies, paid vacation, paid parental leave and holiday and personal days to balance work and personal life. In addition to our benefits program, we offer a number of work life enhancements at our corporate headquarters, including, but not limited to, healthy snacks and ergonomic workstations. We encourage our employees to take advantage of various internal training opportunities and those provided by outside service providers to the extent these are business related. All corporate employees, including members of our management team, receive periodic training about our business, the Company’s structure and the important laws and policies that affect the Company. In addition, many of our employees hold professional licenses and we encourage them to attend, and reimburse them for, qualified ongoing continuing professional education. We also provide all of our employees with biannual performance and career development reviews.
Audit Committee Report
In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023:
•
The Audit Committee of the Company’s Board of Directors has reviewed and discussed the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 with the Company’s management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm;

•
Prior to the commencement of the audit, the Audit Committee discussed with the Company’s management and independent registered public accounting firm the overall scope and plans for the audit. The Audit Committee discussed with the independent registered public accounting firm, with and without management present, the results of their audit and reviews, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the consolidated financial statements;

•
The Audit Committee has discussed with the Company’s independent registered public accounting firm, Deloitte & Touche LLP, the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

•
The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP the independence of Deloitte & Touche LLP and satisfied itself as to Deloitte & Touche LLP’s independence; and

•
Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023.

The Audit Committee has provided this report. This report shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act and the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.
The Audit Committee of the Board of Directors:
Barry Lefkowitz, Chair
Patrick R. Donahoe
Anton Feingold
Board Leadership Structure
The Board of Directors believes that it is in the best interests of the Company that the roles of Chief Executive Officer and Chair of the Board of Directors be separated in order for the individuals to focus on their primary roles. The Company’s Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chair of the Board of Directors provides guidance to the Company’s Chief Executive Officer, presides over meetings of the full Board of Directors and sets the agenda for Board of Directors meetings.
Code of Business Conduct and Ethics
Our Board of Directors has adopted a code of business conduct and ethics that applies to our officers, directors and employees. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:
•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
•	compliance with applicable laws, rules and regulations;
•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and
•	accountability for adherence to the code of business conduct and ethics.
Our code of business conduct and ethics also prohibits corruption in all its forms. Our officers, directors and employees are prohibited from offering or accepting gifts or entertainment where doing so would gain an unfair advantage or violate any laws or regulations, including under the U.S. Foreign Corrupt Practices Act, which prohibits giving anything of value, directly or indirectly, to officials of foreign governments or foreign political candidates in order to obtain or retain business, and similar federal, state and local rules, as well as those of foreign governments. We provide regular training on our code of business conduct and ethics to our employees. Any waiver of the code of business conduct and ethics for our executive officers or directors must be approved by a majority of our independent directors, and any such waiver shall be promptly disclosed as required by law or NYSE regulations. Our code of business conduct and ethics is publicly available on our website at http://www.postalrealtytrust.com and in print to any stockholder who requests a copy.
Corporate Governance Guidelines
Our Board of Directors adopted corporate governance guidelines that serve as a flexible framework within which our Board of Directors and its committees operate. These guidelines cover a number of areas including the size and composition of our Board of Directors, Board of Directors membership criteria and director qualifications, director responsibilities, Board of Directors agenda, roles of the Chair of the Board of Directors and Chief Executive Officer, meetings of independent directors, committee responsibilities and assignments, Board of Directors member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. Our Corporate Governance and Compensation Committee reviews our corporate governance guidelines at least once a year and, if necessary, recommend changes to our Board of Directors. Additionally, our Board of Directors adopted independence standards as part of our corporate governance guidelines. A copy of our corporate governance guidelines is posted on our website at http://www.postalrealtytrust.com.
Whistleblower Policy
Our Board of Directors has adopted a whistleblower policy, which establishes procedures for (i) the reporting and treatment of complaints regarding irregularities and suspected wrongdoings with respect to accounting, internal accounting controls or auditing matters and violations of or misconduct with respect to applicable laws and regulations involving the Company, and (ii) the confidential, anonymous submission of such complaints by employees of the Company. In order to facilitate the submission of such complaints, we have implemented a secure whistleblower hotline and email address. The whistleblower hotline and email address are available for the anonymous submission of complaints. Since implementation of the whistleblower policy, we have not received any material complaints or submissions through our whistleblower reporting process.
Stakeholder Outreach and Engagement
Our senior management team engages with our primary stakeholders throughout the year in a variety of forums. Our primary stakeholders include our stockholders, our tenants, our lenders, our employees and other owners of postal properties. Our engagements are tailored to each group, as applicable, and generally include conferences or one-on-one communication and discussions relating to performance, business initiatives and contractual considerations and further development of our ongoing partnerships. In 2023, we held 70 meetings with stockholders and analysts covering a wide variety of topics, including business strategy, drivers of growth and corporate governance. Meetings with our stockholders allowed us to connect with holders representing nearly two-thirds of stockownership of our top institutional investors as of December 31, 2023. We also hold regular meetings with our tenants, including site visits from time to time, to monitor and discuss our performance, tenant satisfaction and property maintenance. For our employees, we hold one-on-one engagements, Q&A sessions with executive team members and mid-year and year-end review meetings to monitor and discuss employee satisfaction and performance, compensation and benefits and career development and training. Our open door policy also encourages employees to offer opinions or raise concerns informally. We believe that engaging in stakeholder outreach is an essential element of strong corporate governance and we strive for a collaborative approach on issues of importance to our stakeholders. In developing our approach to stakeholder engagement, our principal goal is to develop strong relationships with our significant stakeholders that will allow us to understand those issues that are most meaningful to them, thereby giving us insight into stakeholder support of any initiatives and strategies that we may propose to implement in furtherance of our long-term growth, governance and corporate initiatives. During 2023, except for membership dues of approximately $31,000 for the National Association of Real Estate Investment Trusts (“Nareit”), the Company did not expend corporate resources for political advocacy purposes.
Communications with the Board of Directors
Stockholders and other interested parties who wish to communicate with the Board of Directors or any of its committees may do so by writing to the Chair of the Board, Board of Directors of Postal Realty Trust, Inc., c/o Secretary, 75 Columbia Avenue, Cedarhurst, New York 11516. The Secretary will review all communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board of Directors and its committees are to be forwarded to the Chair of the Board. Communications that relate to matters that are within the scope of responsibility of one of the Board committees are also to be forwarded to the chair of the appropriate committee. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any director who wishes to review them.

PROPOSAL NO. 2. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
On March 20, 2024, the Audit Committee approved the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Deloitte & Touche LLP has served as our independent registered public accounting firm since July 2023.
We are asking our stockholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024. Although ratification is not required by our Bylaws or otherwise, the Board of Directors is submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate practice. In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee. Even if the appointment is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPOINTMENT OF DELOITTE & TOUCHE LLP TO AUDIT THE FINANCIAL
STATEMENTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.
Audit Fees
The following table presents the aggregate fees billed by Deloitte & Touche LLP and BDO USA, LLP for each of the services listed below for the years ended December 31, 2023 and 2022.
	2023 Deloitte	2023 BDO	2022 BDO
Audit Fees(1)	$726,000	$562,656(2)	$1,029,500(2)
Audit-Related Fees	—	—	—
Tax Fees	—	—	—
All Other Fees	—	—	—
Total	$726,000	$562,656	$1,029,500
(1)
Audit fees consisted of the aggregate fees billed for professional services rendered by Deloitte & Touche LLP and BDO USA, LLP in connection with its audit of our consolidated financial statements, reviews of our quarterly reports on Form 10-Q, preparation of consents and certain additional services associated with our securities offerings.

(2)	BDO USA, LLP served as our independent registered public accounting firm for the year ended December 31, 2022 and until June 2023.
Pre-Approval Policies and Procedures of our Audit Committee
Exchange Act rules generally require any engagement by a public company of an accountant to provide audit or non-audit services to be pre-approved by the Audit Committee of that public company. This pre-approval requirement is waived with respect to the provision of services other than audit, review or attest services if certain conditions set forth in Rule 2-01(c)(7)(i)(C) of Regulation S-X are met.
All of the audit and audit-related services described above were pre-approved by the Audit Committee in accordance with the Audit Committee charter and pre-approval policy of the Audit Committee and, as a consequence, such services were not provided pursuant to a waiver of the pre-approval requirement set forth in this Rule. In the intervals between the scheduled meetings of the Audit Committee, the Audit Committee delegates pre-approval authority of permissible services to the Chair of the Audit Committee. The Chair must report any such pre-approval decisions to the Audit Committee at its next regularly scheduled meeting. All of the audit and audit-related services described above were completed by full-time, permanent employees of Deloitte & Touche LLP.

OTHER MATTERS
As of the date of this Proxy Statement, the Board of Directors does not intend to present and has not been informed that any other person intends to present any other matters for action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournment, postponement or continuation thereof, it is the intention of the persons named as proxies to vote upon them in accordance with their discretion.
Except as set forth in this section, all shares of Common Stock represented by valid proxies received will be voted in accordance with the provisions of the proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of March 15, 2024, certain information regarding the beneficial ownership of shares of our Class A common stock and Voting Equivalency stock and shares of Class A common stock issuable upon redemption of OP Units for (1) each person who is the beneficial owner of 5% or more of our outstanding Class A common stock, (2) each of our directors and named executive officers as defined in “Executive Officer and Director Compensation” below, and (3) all of our directors and executive officers as a group. Each person named in the table has sole voting, investment and dispositive power with respect to all of the shares of our Common Stock shown as beneficially owned by such person, except as otherwise set forth in the footnotes to the table. The extent to which a person holds shares of Common Stock as opposed to OP Units is set forth in the footnotes below.
The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement or (4) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our Class A common stock subject to options or other rights held by that person that are exercisable or will become exercisable within 60 days are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.
Unless otherwise indicated, the address of each named person is c/o Postal Realty Trust, Inc., 75 Columbia Avenue, Cedarhurst, NY 11516. As of the date hereof, no shares or units beneficially owned by any executive officer or director have been pledged as security for a loan.
	Number of Shares of Class A Common Stock Beneficially Owned(1)	Percentage of All Shares of Class A Common Stock(2)	Number of Shares of Voting Equivalency Stock Beneficially Owned(3)	Number of Shares of Class A Common Stock and OP Units Beneficially Owned(1)	Percentage of All Shares of Class A Common Stock and OP Units(4)
5% Stockholders
FMR LLC(5)	3,037,654	13.4%	—	3,037,654	10.8%
BlackRock, Inc.(6)	1,237,610	5.5%	—	1,237,610	4.4%
Directors and Executive Officers
Andrew Spodek	878,695	3.9%	27,206	2,998,874(7)	12.1%(10)
Jeremy Garber	233,020(8)	1.0%	—	359,999(9)	1.2%
Robert Klein	49,501(8)	*	—	160,464(9)	*
Patrick R. Donahoe	43,666(8)	*	—	90,025(9)	*
Barry Lefkowitz	27,124(8)	*	—	47,808(9)	*
Jane Gural-Senders	14,419(8)	*	—	32,027(9)	*
Anton Feingold	15,259(8)	*	—	35,741(9)	*
All directors and executive officers as a group (seven people)	1,261,684	5.6%	27,206	3,724,938	13.2%
*	Represents less than 1.0% of class.
(1)
The “Number of Shares of Class A Common Stock Beneficially Owned” column includes the number of shares of Class A common stock “beneficially owned” by each beneficial owner is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Share amounts include indirect ownership through family members, trusts, corporations and/or partnerships.

The “Number of Shares of Class A Common Stock and OP Units Beneficially Owned” column includes all shares in the “Number of Shares of Class A Common Stock Beneficially Owned” column plus (i) all OP Units and LTIP units owned, regardless of whether such units have vested or will vest within 60 days of March 15, 2024 and (ii) all shares of Voting Equivalency stock beneficially owned. OP Units are redeemable by the holder for cash or, at our election, on a one-for-one basis into shares of our Class A common stock. LTIP units, subject to the satisfaction of certain conditions, may be converted on a one-for-one basis into OP Units. Unearned performance-based restricted stock units are not included as they are not “beneficially owned” until earned.
(2)	The percentages under this column are based on 22,588,265 shares of Class A common stock issued and outstanding as of March 15, 2024, unless otherwise indicated.

(3)
As of March 15, 2024, Mr. Spodek owned 100% of the outstanding shares of Voting Equivalency stock. Shares of Voting Equivalency stock are convertible into shares of Class A common stock, on a one-for-one basis, at the election of the holder at any time.

(4)
Unless otherwise indicated, the percentages under this column are based on the following, all outstanding as of March 15, 2024, (i) 22,588,265 shares of Class A common stock, (ii) 27,206 shares of Voting Equivalency stock, (iii) an aggregate of 4,387,334 OP Units (other than OP Units to be held by us) and (iv) 1,193,873 LTIP units outstanding.

(5)
The number of shares of Class A common stock in the table above and the information in this footnote are based solely on a Schedule 13G/A filed on February 9, 2024. The reported owner’s address is 245 Summer Street, Boston, Massachusetts 02210.

(6)
The number of shares of Class A common stock in the table above and the information in this footnote are based solely on a Schedule 13G/A filed on January 29, 2024. The reported owner’s address is 50 Hudson Yards, New York, New York 10001.

(7)
Includes: (i) 878,695 shares of Class A common stock (including 227,518 shares of Class A common stock owned indirectly by Mr. Spodek through the 2016 Spodek Family Trust), (ii) 1,333,112 OP Units, (iii) 27,206 shares of Voting Equivalency stock and (iv) 759,861 LTIP units (including 635,279 units not yet vested). Mr. Spodek’s OP Units, LTIP units and shares of Voting Equivalency stock all provide a right to convert such units or stock into an equivalent number of shares of Class A common stock.

(8)
Includes the following number of shares of Class A common stock not yet vested: 223,189 shares for Mr. Garber and 49,501 shares for Mr. Klein. In 2022, Mr. Garber received a waiver to the anti-pledging policy to allow him to pledge shares of the Company’s Class A common stock to secure a margin loan, with the number of pledged shares limited to less than (i) 0.2% of the Company’s total number of outstanding Class A common stock or (ii) 20% of the total number of Class A common stock beneficially owned by him. As of the date hereof, no shares or units beneficially owned by Mr. Garber have been pledged as security for a loan.

(9)
Includes the following number of LTIP units not yet vested: 126,979 units for Mr. Garber, 107,176 units for Mr. Klein, 43,686 units for Mr. Donahoe, 20,684 units for Mr. Lefkowitz, 14,935 units for Ms. Gural-Senders and 17,809 units for Mr. Feingold.

(10)
Based on 24,708,444 shares of Class A common stock outstanding upon the conversion of Mr. Spodek’s OP Units, LTIP units and shares of Voting Equivalency stock into shares of Class A common stock. See footnote 7, above.

EXECUTIVE OFFICERS AND KEY EMPLOYEE
Set forth below is information concerning our executive officers, as of the date hereof. Unless otherwise indicated, the business address of all of our directors and executive officers is 75 Columbia Avenue, Cedarhurst, NY 11516.
Name	Age	Position
Andrew Spodek	48	Chief Executive Officer and Director
Jeremy Garber	54	President and Treasurer
Robert Klein	48	Chief Financial Officer
Information is set forth below regarding the background of our executive officers who are not also directors. Please see “Proposal No. 1. Election of Directors” for the background information on Andrew Spodek who is also a director.
Jeremy Garber
Jeremy Garber is our President and Treasurer and leads all operational and strategic activities of our company. Prior to joining our company, Mr. Garber served as a consultant to The Postal Group LLC, an entity wholly owned by Mr. Spodek and Mr. Spodek’s mother, beginning January 2017. Prior to 2017, Mr. Garber served as a consultant to private real estate investment companies and family offices. From June 2014 to December 2015, he was the Chief Operating Officer of Burford Capital (LON: BUR), a London Stock Exchange-listed global finance firm focused on litigation finance and specialty finance for the legal industry. From 2004 to 2014, Mr. Garber was the chief operating officer for various hedge funds, including Longacre Fund Management and Trilogy Capital Management. From 1999-2004, Mr. Garber worked at Lehman Brothers in the Equity Capital Markets and Prime Brokerage divisions. He began his professional career at ACAP, Inc., where he was the Chief Operating Officer, Chief Financial Officer and General Counsel. Mr. Garber earned his J.D. from the Benjamin N. Cardozo School of Law and a Bachelor’s Degree in Economics from Yeshiva University.
Robert Klein
Robert Klein is our Chief Financial Officer and leads all capital market and corporate finance activities for the Company. Prior to joining the Company, Mr. Klein previously served as a Managing Partner and head of capital markets at Monday Properties Services, LLC (“Monday Properties”) since June 2016, where he led the strategic growth of the firm. From 1997 to the time he joined Monday Properties, Mr. Klein served in various roles, including most recently as a Managing Director in the Real Estate Advisory Group at Evercore Group L.L.C. (“Evercore”) and advised public and private companies and special committees on mergers and acquisitions, joint ventures, strategic partnerships, portfolio acquisitions and sales, restructuring transactions, IPOs and strategic alternatives. Prior to joining Evercore, Mr. Klein held positions with MJC Associates LLC, Reckson Associates, Goldman, Sachs & Co and Bankers Trust. Mr. Klein is an active member of Nareit and serves on the Executive Committee of the University of Florida’s Bergstrom Center Advisory Board. He graduated from the University of Florida Honors Program in 1997, with a Bachelor of Science in Business Administration and received his M.B.A. from Columbia Business School in 2004.
The following table sets forth certain information regarding our Chief Accounting Officer, who we consider a key employee:
Name	Age	Position
Matt Brandwein	49	Senior Vice President and Chief Accounting Officer
Matt Brandwein
Matt Brandwein is our Senior Vice President and Chief Accounting Officer, responsible for our accounting, tax and financial reporting activities. Prior to joining the Company, Mr. Brandwein served as a consultant to The Postal Group, LLC, an entity wholly-owned by Mr. Spodek and Mr. Spodek’s mother, since January 2019. Prior to 2019 and beginning in 2012, Mr. Brandwein was chief accounting officer of NorthStar Asset Management Group, Inc. (NYSE: NSAM), a NYSE listed global asset management firm focused on managing real estate and other investment platforms until its merger with Colony Capital, Inc. (NYSE: CLNY), a publicly-traded diversified equity REIT. From 1999 to 2011, Mr. Brandwein worked at Ernst & Young, a public accounting firm, where he most recently served as a Senior Manager. In this role, Mr. Brandwein audited financial statements for a diverse group of entities, including publicly traded real estate investment trusts, commercial real estate owners, development companies, homebuilders and opportunity and private equity funds. Mr. Brandwein is a certified public accountant. He received his Bachelor of Science in Accounting from Yeshiva University.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions Policy
Our Board of Directors adopted a written policy in 2022 regarding the review and approval of any related party transactions. Our Corporate Governance and Compensation Committee is responsible for the oversight and review of potential conflicts of interest in connection with “related person transactions” between us and any related person pursuant to the policy. A special committee of independent directors may also be created by the Board of Directors to review and approve specific “related person transactions” under the policy. Under SEC rules, a “related person” is an officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities since the beginning of the last year or an immediate family member of any of the foregoing. The policy covers any related person transaction that meets the minimum threshold for disclosure in the Proxy Statement under the relevant rules of the SEC (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). In the course of its review of a related party transaction, the Corporate Governance and Compensation Committee or any applicable special committee will take into account the material facts of such transaction, including:
•	whether the transaction is fair and reasonable to the Company;
•	whether the transaction was undertaken in the ordinary course of business of the Company;
•	whether the transaction was initiated by the Company, a subsidiary or the related party;
•	whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to the Company of, the transaction;
•	the approximate dollar value of the amount involved in the transaction, particularly as it relates to the related party;
•	the related party’s interest in the transaction;
•	whether the transaction would impair the independence of a non-management director; and
•
whether the transaction may present an improper conflict of interest for the related party, taking into account the size of the transaction, the overall financial position of the related party, the direct or indirect nature of the related party’s interest in the transaction and the ongoing nature of any proposed relationship.

The Corporate Governance and Compensation Committee or any applicable special committee conducts a prior review of all relevant information available to it regarding a related party transaction and either approves or disapproves entry into such related party transaction. Any member of the Corporate Governance and Compensation Committee who is a related party or the immediate family of a related party with respect to a transaction under review will not be permitted to vote on the approval or ratification of the transaction.
Formation Transactions
We issued 27,206 shares of our Voting Equivalency stock to an entity controlled by Mr. Spodek as part of our formation transactions. Each outstanding share of Voting Equivalency stock entitles its holder to 50 votes on all matters on which Class A common stockholders are entitled to vote, including the election of directors, and holders of shares of Class A common stock and Voting Equivalency stock vote together as a single class and receive the same dividends per share. Shares of Voting Equivalency stock are convertible into shares of Class A common stock, (i) on a one-for-one basis, at the election of the holder at any time and (ii) will automatically convert into shares of Class A common stock on a one-for-one basis upon an attempted transfer to anyone other than a permitted transferee in accordance with the terms of our charter. Additionally, one share of Voting Equivalency stock will automatically convert into one share of Class A common stock for each 49 of the 250,000 OP Units issued to Mr. Spodek and his affiliates as part of our formation transactions (including by the exercise of redemption rights afforded with respect to OP Units) to a person other than a permitted transferee. Our Voting Equivalency stock is designed to provide Mr. Spodek and his affiliates voting rights proportional to their economic interest in our company as if they had exchanged all of their OP Units for shares of Class A common stock. Pursuant to his ownership of Class A common stock and Voting Equivalency stock, Mr. Spodek and his affiliates currently hold approximately 9.3% of the combined voting power of our outstanding Common Stock as of March 15, 2024.

Management Agreements
Affiliates of Mr. Spodek continue to own interests in certain postal properties that were not acquired by us in the formation transactions. These interests include interests in the 397 postal properties for which we provide third party asset management services. We have a right of first offer to purchase 250 of the 397 managed properties. As a result of these ownership interests and the asset management agreements, Mr. Spodek has conflicts of interests with respect to these agreements. In addition, we had entered into an administrative services agreement with an affiliate of Mr. Spodek.
Partnership Agreement
Mr. Spodek and his affiliates who received OP Units in the formation transactions are limited partners in our Operating Partnership. As of March 15, 2024, Mr. Spodek and his affiliates owned 37.5% of the outstanding OP Units, including LTIP units, that are not owned by us.
Pursuant to the amended and restated partnership agreement of our Operating Partnership, limited partners of our Operating Partnership and some assignees of limited partners have the right, beginning 12 months after the completion of the formation transactions, to require our Operating Partnership to redeem part or all of their OP Units for cash equal to the then-current market value of an equal number of shares of our Class A common stock (determined in accordance with and subject to adjustment under the partnership agreement) or, at our election, for shares of our Class A common stock on a one-for-one basis, subject to certain adjustments and the restrictions on ownership and transfer of our stock set forth in our charter.
Registration Rights
Pursuant to the terms of the amended and restated partnership agreement of our Operating Partnership and the terms of the merger agreement entered into as part of our formation transactions, we agreed to use commercially reasonable efforts to file, following the date on which we become eligible to file a registration statement on Form S-3 under the Securities Act, a registration statement registering the issuance and resale of the Class A common stock issuable upon redemption of the OP Units and the resale of the Class A common stock issued in the formation transactions and issuable upon conversion of shares of Voting Equivalency stock issued to Mr. Spodek and certain of his affiliates in the formation transactions. We agreed to pay all of the expenses relating to such registration statements.
Tax Protection Agreements
We entered into tax protection agreements that provide benefits to Mr. Spodek and his affiliates. Pursuant to the tax protection agreements, it is anticipated that the total amount of taxable built in gain on the protected contributed properties and other assets will be approximately $24.4 million. Such indemnification obligations could result in aggregate payments by us to Mr. Spodek and his affiliates of up to $17.7 million.
Related Party Lease
On May 17, 2019, we entered into a lease for office space in Cedarhurst, New York with an entity affiliated with Mr. Spodek, our Chief Executive Officer (the “Lease”). Pursuant to the Lease, the monthly rent is $15,000 subject to escalations. The term of the Lease is five years commencing on May 17, 2019 and will expire on May 16, 2024. For the years ended December 31, 2022 and 2023, rental expenses associated with the Lease expense were $0.2 million and $0.2 million, respectively.
Indemnification
Our charter provides that we will indemnify our directors and officers, and we have entered into an indemnification agreement with each of our executive officers and directors, providing for procedures for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us or, at our request, service to other entities, as officers or directors, or in certain other capacities, to the maximum extent permitted by Maryland law.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
Compensation of Named Executive Officers
Our named executive officers (“NEOs”) for the year ended December 31, 2023 were:
•	Andrew Spodek, Chief Executive Officer;
•	Jeremy Garber, President and Treasurer; and
•	Robert Klein, Chief Financial Officer.
We have retained Ferguson Partners Consulting (“Ferguson”), a compensation consulting firm that specializes in the REIT industry, to provide guidance regarding the design of our executive compensation program, non-employee director compensation program and additional compensation and related corporate governance practices. See “— Compensation review process” below for more details regarding the role of Ferguson.
The following is a non-exhaustive list of items that our Corporate Governance and Compensation Committee considers in formulating our compensation philosophy and applying that philosophy to the implementation of our overall compensation program for NEOs and other employees:
•	attraction and retention of talented and experienced executives in our industry;
•	motivation of our executives whose knowledge, skills and performance are critical to our success;
•
alignment of the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value and rewarding executive officers when stockholder value increases; and

•	encouragement of our executives to achieve meaningful levels of ownership of our stock.
Since our IPO, we have made a number of positive changes related to our executive compensation program:
•	in 2020, introduced performance-based equity awards to our executive compensation program, in addition to grants of time-based equity awards;
•	in 2021, changed the allocation of performance-based equity awards within our long-term incentive compensation program to 50%, with the remaining 50% being time-based;
•	in 2022, implemented objective annual bonus compensation framework for NEOs with pre-established goals and weightings and adopted stock ownership policy and incentive compensation recoupment policy;
•
in 2023, introduced performance-based equity awards based on total stockholder return relative to that of the companies in the MSCI US REIT Index, in addition to performance-based equity awards based on achievement of absolute total stockholder return goals. We target to outperform the median of the MSCI US REIT Index, with performance at the 55th percentile of the index needed to achieve target payout; and

•	in 2024, further increased the allocation of performance-based equity awards within our long-term incentive compensation program from 50% to 55%, with the remaining 45% being time-based.
We have employment agreements with each of Messrs. Spodek, Garber and Klein. See “— Employment Agreements of Our Named Executive Officers.”
We are an “emerging growth company” and also a “smaller reporting company” under the federal securities laws and, as such, we have elected to comply with certain reduced disclosure requirements, including in the area of executive compensation.
Executive Compensation Philosophy and Objectives
We believe that the compensation of our executive officers and directors should align their interests with those of the stockholders in a way that encourages prudent decision-making, links compensation to our overall performance, provides a competitive level of total compensation necessary to attract and retain talented and experienced officers and motivates the officers and directors to contribute to our success. All of our officers are eligible to receive performance-based compensation under our equity incentive plan.
We use grants of LTIP units or restricted shares of Class A common stock as the primary means of delivering long-term compensation to our executive officers. We believe that grants of LTIP units or restricted shares of Class A common stock with long vesting periods align the interests of officers and our stockholders and provide strong incentives to our officers to achieve long-term growth in our business, grow the value of our Class A common stock and maintain or increase our dividends. The officers personally benefit from these efforts through their LTIP units or restricted shares of Class A common stock, which receive dividends at the same rate as our Class A common stock. Because a substantial portion of our officers’ compensation is expected to be tied to the value of our Class A common stock, if we have superior long-term operating performance and the market price of our Class A common stock and dividends paid on such stock increase, our officers, through their equity compensation, may receive above market compensation from dividends and price appreciation in our Class A common stock. Conversely, if our operating performance decreases and the value of our Class A common stock and our dividends decline, our officers’ compensation may ultimately prove to be below market.
Our Corporate Governance and Compensation Committee will determine the restrictions for each award granted pursuant to our equity incentive plan and the purchase price in the case of LTIP units (if any) or restricted shares of Class A common stock. Restrictions on the LTIP units or restricted shares of Class A common stock may include time-based restrictions, the achievement of specific performance goals or the occurrence of a specific event. Vesting of LTIP units or restricted shares of Class A common stock generally will be subject to cliff or ratable vesting periods ranging up to eight years and will be conditioned upon the officer’s continued employment among other restrictions that may apply. If any performance goals are not achieved or any time-based restrictions do not lapse, the officer will forfeit his or her LTIP units or restricted shares of Class A common stock.
Compensation Risks
The Corporate Governance and Compensation Committee has reviewed the elements of the executive compensation program to determine whether they encourage excessive risk taking, and concluded that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. We believe that the mix and design of the elements of the executive compensation program do not encourage employees to assume excessive risks. Our executive compensation program is largely tied to objectively determinable financial and operating results. As a part of its oversight of our compensation policies and practices, the committee monitors the actions of management to ensure that our executive compensation program is not creating an environment of excessive risk taking which could be detrimental to stockholders.
Compensation Review Process
The Corporate Governance and Compensation Committee has the primary responsibility for determining our compensation philosophy and approving the compensation of our NEOs. In making these decisions, the committee considers recommendations from our Chief Executive Officer with respect to the performance and contributions of each of the other two NEOs but the committee ultimately acts in its sole and absolute discretion. The full Board of Directors also aids the committee by providing annual evaluations regarding the performance of our Chief Executive Officer. In addition, certain members of our senior management team provide support to the committee by preparing and disseminating relevant financial and non-financial information and relevant data concerning our peers as a supplement to the comparative market data prepared by Ferguson, the independent compensation consultant for the committee, as well as making recommendations with respect to performance metrics and related goals. Also, at the committee’s request, our General Counsel and Secretary attends meetings to act as secretary and record the minutes of the meetings, provide updates on legal developments and make presentations regarding certain organizational matters. The committee regularly meets separately in executive session, outside the presence of management, generally at regularly scheduled meetings and at other times as necessary or desirable.
The committee may from time to time, in its sole discretion, retain or seek advice from compensation consultants, independent counsel and other advisors, and is directly responsible for determining the compensation of, and overseeing, such advisors. As noted above, the committee has engaged Ferguson to assist with the review of our compensation practices and plans. The committee determined that the engagement of Ferguson does not raise any conflicts of interest in accordance with the applicable SEC rules.
The scope of Ferguson’s engagement for 2023 was to advise the committee on matters related to the compensation of our NEOs, including the enhancement of our compensation practices. In 2023, Ferguson supported the committee by (i) attending committee meetings, (ii) providing advice on the continuing enhancement of our compensation practices, (iii) preparing and presenting analyses on compensation levels, including competitive assessments of the Company’s practices and policies, and (iv) assisting the Company in preparing compensation-related materials and disclosure as requested by the Company.

Peer Group Compensation Considerations
The Corporate Governance and Compensation Committee utilizes benchmarking as a part of its executive compensation considerations. The benchmarking data assists the committee in comparing overall compensation practices against a broad mix of companies to ensure that our compensation practices are reasonable in light of both our size and industry trends and best practices. In particular, the committee views the compensation practices of our peer companies as a useful reference point when structuring each component of compensation and total compensation for our NEOs. While references are made to the median of our peer group, the committee does not target the median, average or any specific percentile of the peer group.
With the assistance of Ferguson, for 2023, the committee established a peer group of the 13 companies listed below, all of which are publicly-traded equity REITs. The peer group had with a median market capitalization as of December 31, 2023 of approximately $445 million (excluding CatchMark Timber Trust, Inc., INDUS Realty Trust, Inc. and Urstadt Biddle Properties Inc., which were acquired in 2023 after being used as compensation peers):
•	BRT Apartments Corp.
•	CatchMark Timber Trust, Inc.
•	Getty Realty Corp.
•	City Office REIT, Inc.
•	INDUS Realty Trust, Inc.
•	Clipper Realty Inc.
•	NETSTREIT Corp.
•	Community Healthcare Trust Incorporated
•	One Liberty Properties, Inc.
•	CTO Realty Growth, Inc.
•	Plymouth Industrial REIT, Inc.
•	Farmland Partners Inc.
•	Urstadt Biddle Properties Inc.
Alignment of Interest Program
Our Alignment of Interest Program is designed to provide our employees, directors and other individuals providing services to us or our affiliates, provided that they are eligible to participate in our equity incentive plan, with an incentive to remain with our company and to incentivize long-term growth and profitability. Pursuant to the Alignment of Interest Program, eligible participants may elect to receive LTIP units or restricted shares of Class A common stock, or a mix of both, in lieu of up to 100% of any compensation otherwise payable in cash. Participants must elect an applicable restriction period and will be entitled to receive an additional award of LTIP units or restricted shares of Class A common stock pursuant to the Alignment of Interest Program. The amount of such additional LTIP units or restricted shares of Class A common stock will be calculated based upon a multiple determined by the restricted period elected by the participant. The Corporate Governance and Compensation Committee or its authorized delegates will determine the specific terms of each award under the Alignment of Interest Program, which do not need to be uniform among all participants, including the restriction periods, the restriction multiples, the vesting terms and the periods for which participants may elect to participate. The Corporate Governance and Compensation Committee and its permitted delegates have the power of administration and interpretation of the Alignment of Interest Program.
Generally, the LTIP units or restricted shares of Class A common stock acquired under the Alignment of Interest Program would vest at the conclusion of the restricted period elected by the participant. In the event of the participant’s termination of employment, the disposition of any LTIP units or restricted shares of Class A common stock acquired under the Alignment of Interest Program would be determined in accordance with the participant’s written employment agreement, if applicable, or the specific terms of the award under the Alignment of Interest Program as determined by the Corporate Governance and Compensation Committee or its authorized delegates. The vesting of all of a portion of the LTIP units or restricted shares of Class A common stock would generally be accelerated, however, upon certain events, such as an involuntary termination of the employee’s employment, the employee’s death or disability, or if we experience a change in control. Notwithstanding the foregoing, if a participant’s employment is terminated for cause, then any unvested LTIP units or restricted shares of Class A common acquired under the Alignment of Interest Program will be forfeited.
For elections made by our NEOs with respect to compensation earned in 2022 and 2023, the number of LTIP units or restricted shares of Class A common stock was determined as of the determination date selected by our Corporate Governance and Compensation Committee by dividing the total of an NEO’s elected reduced salary or other cash compensation by the volume weighted average price of our Class A common stock for the 10 trading days immediately preceding the determination date. Additionally, to the extent an executive officer elected to receive LTIP units or restricted shares of Class A common stock in lieu of cash compensation, the NEO received an additional award of LTIP units or restricted shares of Class A common stock pursuant to the Alignment of Interest Program, subject to a three-, five- or eight-year cliff vesting schedule, at the NEO’s election. The number of additional LTIP units or restricted shares of Class A common stock, as applicable, granted was equal to (i) the number of LTIP units or restricted shares of Class A common stock, as applicable, awarded in lieu of compensation otherwise payable in cash, multiplied by (ii) a restriction multiple determined by the restriction period the NEO elected, according to the following table:
Duration of Restriction Period	Restriction Multiple
3 years	0.3x
5 years	0.5x
8 years	1.0x
The restriction period subjects all LTIP units or restricted shares of Class A common stock obtained in lieu of cash compensation, as applicable, and additional LTIP units or restricted shares of Class A common stock, as applicable, awarded based on the restriction multiple to the risk of forfeiture in the event the NEO voluntarily terminates employment or terminates employment for cause, as those terms are described in the NEO’s employment agreement. Accordingly, if an NEO voluntarily leaves or is terminated for cause, that NEO would forfeit all LTIP units or restricted shares of Class A common stock that had not yet vested. By way of example, if an NEO elected to receive LTIP units or restricted shares of Class A common stock in lieu of cash compensation that is equivalent in value to 1,000 LTIP units or restricted shares of Class A common stock, as applicable, and the NEO elected an eight-year restriction period, the NEO would receive the 1,000 LTIP units or restricted shares of Class A common stock, as applicable, in lieu of the NEO’s cash compensation plus an additional award of 1,000 LTIP units or restricted shares of Class A common stock for electing an eight-year restriction period, resulting in a total receipt of 2,000 LTIP units or restricted shares of Class A common stock, as applicable, all of which would vest on the eighth anniversary of the date of grant, if the NEO is still employed by our company on the vesting date, but will not vest if he has been terminated for cause. In the event that an NEO’s employment is terminated by us without cause or by reason of the NEO’s death or disability prior to the vesting date, all or a portion of unvested LTIP units and/or restricted shares of Class A common stock may immediately vest at the time of such termination. The NEOs have the right to receive dividends or other distributions on unvested LTIP units and restricted shares of Class A common stock granted under the Alignment of Interest Program prior to vesting.

As an example, the following charts illustrate the alignment between the compensation to our Chief Executive Officer and our shareholders’ interests. The chart on the left depicts the allocation of face value of compensation if our Chief Executive Officer had elected to receive his base salary and annual bonus in cash (in addition to his long-term incentive compensation in equity), and the chart on the right shows the actual allocation of face value of compensation based on his elections with respect to compensation in 2023.

Summary Compensation Table
The following table provides information regarding the compensation of our NEOs for the fiscal years indicated.
Each of our NEOs has agreed to take 100% of his bonus and long-term incentive compensation in the form of restricted equity under our 2019 Equity Incentive Plan in 2022 and 2023. In addition, Mr. Spodek has agreed to take 100% of his base salary since the completion of our IPO, Mr. Garber has agreed to take $157,500 of his base salary in each of 2022 and 2023 and Mr. Klein has agreed to take $25,000 of his base salary in 2022 in the form of restricted common stock or LTIP units. In compliance with the terms of the Alignment of Interest Program described above, the election to acquire stock, otherwise payable in cash, caused the NEOs to be eligible to receive additional stock awards based upon a multiple described above.
All shares of restricted stock and/or LTIP Units issued in lieu of cash compensation and any shares of restricted stock and/or LTIP Units issued under the Alignment of Interest Program are subject to a vesting schedule whereby no shares vest until the eighth anniversary of the date of grant (based our NEOs’ elections for the fiscal years indicated below), at which time 100% of the shares of restricted stock will vest, subject to continued employment.
Name and Position	Principal Year	Salary		Bonus		Stock Awards	All Other Compensation(9)	Total(10)
		Compensation Paid in Cash(1)	Compensation Paid in Stock	Compensation Paid in Cash(4)	Compensation Paid in Stock
Andrew Spodek, Chief Executive Officer	2023	$—	$388,265(2)	$—	$561,810 (5)	$1,595,509(6)	$40,560	$2,586,144
	2022	$—	$391,999	$—	$564,052	$1,485,030	$65,032	$2,506,113
Jeremy Garber, President and Treasurer	2023	$157,500	$160,926(3)	$—	$364,807 (5)	$977,165(7)	$41,771	$1,702,169
	2022	$157,500	$159,077	$—	$422,611	$951,669	$50,637	$1,741,494
Robert Klein, Chief Financial Officer	2023	$275,000	$—	$—	$304,930 (5)	$669,844(8)	$58,053	$1,307,827
	2022	$250,000	$25,789	$—	$353,246	$654,183	$50,637	$1,333,856
(1)
Mr. Spodek has elected to acquire LTIP Units in lieu of base salary since the completion of our IPO. Mr. Garber elected to acquire restricted shares of Class A common stock in lieu of $157,500 of base salary in each of 2022 and 2023. Mr. Klein elected to acquire restricted shares of Class A common stock in lieu of $25,000 of base salary for 2022.

(2)
Mr. Spodek was issued 25,114 LTIP Units in lieu of $380,000 of base salary for 2023. Pursuant to our Alignment of Interest Program described above, by electing eight-year cliff vesting of LTIP units, Mr. Spodek is entitled to receive additional LTIP units equal to 100% of the number of LTIP units received in lieu of salary as further described in footnote 6 below. All of the LTIP units issued in lieu of base salary are subject to an eight-year cliff vesting schedule whereby no LTIP units vest until the eighth anniversary of the date of grant, at which time 100% of the LTIP units will vest, subject to continued employment. Mr. Spodek may receive distributions with respect to such LTIP units prior to vesting. The amount shown in the table represents the grant date fair value determined in accordance with FASB ASC Topic 718.

(3)
Mr. Garber was issued 10,409 restricted shares of Class A common stock in lieu of $157,500 of base salary for 2023. Pursuant to our Alignment of Interest Program described above, by electing eight-year cliff vesting of restricted shares of Class A common stock, Mr. Garber is entitled to receive additional restricted shares of Class A common stock equal to 100% of the number of restricted shares of Class A common stock received in lieu of salary as further described in footnote 7 below. All of the restricted shares of Class A common stock issued in lieu of base salary are subject to an eight-year cliff vesting schedule whereby no restricted shares of Class A common stock vest until the eighth anniversary of the date of grant, at which time 100% of the restricted shares of Class A common stock, subject to continued employment. Mr. Garber may receive dividends with respect to such restricted shares of Class A common stock prior to vesting. The amount shown in the table represents the grant date fair value determined in accordance with FASB ASC Topic 718.

(4)	Messrs. Spodek, Garber and Klein elected to acquire LTIP Units and/or restricted shares of Class A common stock in lieu of their bonus compensation awarded for 2022 and 2023.
(5)
The amounts represent the bonuses earned by Messrs. Spodek, Garber and Klein for services performed in 2023, 100% of which was foregone in exchange for 39,648, 25,745 and 21,519 LTIP units to Messrs. Spodek, Mr. Garber and Mr. Klein, respectively. In addition, in connection with each officer’s election of an eight-year cliff vesting schedule under our Alignment of Interest Program, each officer received an additional number of LTIP units, as further described in footnotes 6, 7 and 8 below.

(6)
Includes: (i) 25,114 LTIP units granted in connection with Mr. Spodek’s base salary election under our Alignment of Interest Program, with such LTIP units granted on January 31, 2023 and subject to an eight-year restricted period; (ii) 39,648 LTIP units granted in connection with Mr. Spodek’s bonus election under our Alignment of Interest Program, with such LTIP units granted on February 12, 2024 and subject to an eight-year restricted period; (iii) 20,091 target RSUs granted subject to the achievement of a service condition and market condition; and (iv) 20,091 LTIPs that are subject to a three-year vesting schedule whereby one-third of such LTIP units will vest on each of the three anniversaries beginning with February 1, 2024. The amount shown in the table represents the grant date fair value determined in accordance with FASB ASC Topic 718. The value of the target RSUs included in the table was $334,822, and the number of RSUs that can be earned if maximum performance is achieved is 200% of the target number of RSUs. For the RSUs subject to achievement of performance-based hurdles relating to the Company’s specified (i) absolute total stockholder return goals and (ii) relative total stockholder return goals, their grant date fair values were $15.77 and $19.35, respectively.

(7)
Includes: (i) 10,409 LTIP units granted in connection with Mr. Garber’s base salary election under our Alignment of Interest Program, with such restricted shares of Class A common stock granted on January 31, 2023 and subject to an eight-year restricted period; (ii) 25,745 LTIP units granted in connection with Mr. Garber’s bonus election under our Alignment of Interest Program, with such LTIP units granted on February 12, 2024 and subject to an eight-year restricted period; (iii) 14,052 target RSUs granted subject to the achievement of a service condition and market condition; and (iv) 14,052 restricted shares of Class A common stock that are subject to a three-year vesting schedule whereby one-third of such shares will vest on each of the three anniversaries beginning with February 1, 2024. The amount shown in the table represents the grant date fair value determined in accordance with FASB ASC Topic 718. The value of the target RSUs included in the table was $234,183, and the number of RSUs that can be earned if maximum performance is achieved is 200% of the target number of RSUs. For the RSUs subject to achievement of performance-based hurdles relating to the Company’s specified (i) absolute total stockholder return goals and (ii) relative total stockholder return goals, their grant date fair values were $15.77 and $19.35, respectively.

(8)
Includes: (i) 21,519 LTIP units granted in connection with Mr. Klein’s bonus election under our Alignment of Interest Program, with such LTIP units granted on February 12, 2024 and subject to an eight-year restricted period; (ii) 11,359 target RSUs granted subject to the achievement of a service condition and market condition; and (iii) 11,359 LTIP units that are subject to a three-year vesting schedule whereby one-third of such shares will vest on each of the three anniversaries beginning with February 1, 2024. The amount shown in the table represents the grant date fair value determined in accordance with FASB ASC Topic 718. The value of the target RSUs included in the table was $189,301, and the number of RSUs that can be earned if maximum performance is achieved is 200% of the target number of RSUs. For the RSUs subject to achievement of performance-based hurdles relating to the Company’s specified (i) absolute total stockholder return goals and (ii) relative total stockholder return goals, their grant date fair values were $15.77 and $19.35, respectively.

(9)
Includes: (i) insurance premiums paid by the Company for medical benefits of the NEOs and, (ii) for Mr. Klein in 2023, reimbursement of legal fees of $16,714 in connection with the review of his employment agreement.

(10)
The majority of NEOs’ 2023 compensation included long-term vesting performance-based/at-risk equity to ensure the alignment of long-term interests between the NEOs and our stockholders, as set forth in the following table. See footnotes 1 and 4 above regarding each NEO’s election of an eight-year cliff vesting schedule under our Alignment of Interest Program regarding all or a portion of their cash salary and bonus, as applicable.

Executive	8-Year Cliff Vesting			3-Year Ratable/Cliff Vesting		Total Long- Term Vesting At-Risk / Performance- Based Equity	% of “Total” Compensation Shown in “Summary Compensation Table” Above	Actual Cash Salary Received
	Cash Compensation Deferred In Exchange for At-Risk Alignment of Interest Equity		At-Risk Alignment of Interest Equity Multiplier (100%)	Time- Based Vesting Equity	Absolute Total and Relative Stockholder Return Vesting Equity
	Cash Salary	Cash Bonus
Andrew Spodek	$388,265	$561,810	$950,075	$310,612	$334,822	$2,545,584	98.4%	—
Jeremy Garber	$160,926	$364,807	$525,733	$217,250	$234,183	$1,502,899	88.3%	$157,500
Robert Klein	—	$304,930	$304,930	$175,613	$189,301	$974,774	74.5%	$275,000
Realized Compensation
To supplement the disclosure required by the SEC in the above Summary Compensation Table, the following additional table has been included to show the total compensation realized by each NEO during 2022 and 2023. The Company believes that this table is useful to stockholders as it believes it reflects the compensation actually realized by our NEOs. The Summary Compensation Table, as calculated under the SEC rules, includes several items that are impacted by accounting assumptions and also may include amounts that are not ultimately realized, and therefore that table may not necessarily be reflective of realized compensation in a particular year.

The table below shows compensation realized by each NEO. For purposes of this presentation, realized compensation includes salary and bonus amounts paid in cash, the value realized upon vesting of stock awards and perquisites.
Name and Position	Year	Cash Salary	Cash Bonus	Value Realized on Stock Award Vesting	Other Compensation	Total	% of Reported(1)
Andrew Spodek, Chief Executive Officer	2023	$—	$—	$399,152	$40,560	$439,712	17.0%
	2022	$—	$—	$615,466	$65,032	$680,498	27.2%
Jeremy Garber, President and Treasurer	2023	$157,500	$—	$277,181	$41,771	$476,452	28.0%
	2022	$157,500	$—	$467,309	$50,637	$675,446	38.8%
Robert Klein, Chief Financial Officer	2023	$275,000	$—	$92,107	$58,053	$425,160	32.5%
	2022	$250,000	$—	$91,946	$50,637	$392,583	29.4%
(1)	Represents the total realized compensation in the “Total” column divided by “Total” compensation disclosed in the Summary Compensation Table.
Executive Officer Compensation Overview
Base Salary
Base salary is as described above in the Summary Compensation Table. Mr. Spodek has agreed to take 100% of his base salary since the completion of our IPO, Mr. Garber has agreed to take $157,500 of his base salary in each of 2022 and 2023 and Mr. Klein has agreed to take $25,000 of his base salary in 2022 in the form of restricted common stock or LTIP units under the Alignment of Interest Program described above. In addition, all shares of restricted stock and/or LTIP Units issued in lieu of cash compensation and any shares of restricted stock and/or LTIP Units issued under the Alignment of Interest Program are subject to a vesting schedule whereby no shares vest until the third, fifth or eighth anniversary of the date of grant (depending on the officer’s election), at which time 100% of the shares of restricted stock or LTIP Units will vest, subject to continued employment. Each officer has elected the eight-year vesting schedule under the Alignment of Interest Program with respect to his base salary.
Annual Incentive Compensation
Each of our NEOs has agreed to take 100% of his annual bonus compensation in the form of restricted common stock and/or LTIP Units under our equity incentive plan under the Alignment of Interest Program in 2022 and 2023. In addition, all shares of restricted stock and/or LTIP Units issued in lieu of cash compensation and any shares of restricted stock and/or LTIP Units issued under the Alignment of Interest Program are subject to a vesting schedule whereby no shares vest until the third, fifth or eighth anniversary of the date of grant, at which time 100% of the shares of restricted stock or LTIP Units will vest, subject to continued employment. Each officer has elected the eight-year vesting schedule under the Alignment of Interest Program with respect to his annual bonus compensation.
With respect to the annual bonus compensation of each NEO, the Corporate Governance and Compensation Committee evaluates both the Company and individual performance. Key considerations driving the committee’s conclusions (the “Performance Objectives”) included, among other factors, acquisition volume and other operational targets, financial and balance sheet metrics and capital markets targets.

2023 Performance Objectives and Evaluations
In January 2023, the Corporate Governance and Compensation Committee approved the following Performance Objectives for 2023 and their relative weightings, which are summarized below. Each Performance Objective is measured between 0% and 150% of the target weighting, with 100% established as target performance. The committee evaluated the Company’s actual performance against the Performance Objectives for 2023 and made a determination with respect to the annual bonus compensation of each NEO.
•
Acquisition Volume. Given we are a growth-oriented company and a significant portion of our resources are directed toward acquisitions, the committee believes that acquisition volume is an appropriate measure of corporate performance. In 2023, the Company acquired 223 properties leased to the USPS totaling approximately 532,000 net leasable interior square feet, for approximately $78 million, excluding closing costs. The committee evaluated the Company’s acquisitions in 2023 and considered the Company’s acquisition volume relative to the Company’s target in light of rapidly rising interest rates, significant increase in the weighted average capitalization rate for the acquisitions during 2023 compared to 2022 and other challenging investment conditions that adversely impacted the Company’s opportunities for acquisitions.

•
Financial Measure Targets. The committee believes that setting specific targets related to the Company’s quantifiable financial performance is an appropriate measure of corporate performance. These metrics included the Company’s Adjusted Funds from Operations (“AFFO”) per share, which is widely used by REITs to compare operating performance, and leverage targets, which are important measurement of the strength of our balance sheet and our ability to withstand negative economic trends. Despite the impact of rapidly rising interest rates, the Company achieved its targets for both AFFO per share and leverage in 2023. The Company increased its AFFO per share by 6% from 2022 to 2023 while prudently maintaining low leverage and minimizing its exposure to variable rate debt.

•
Dividends. The committee believes that setting specific targets related to the total dividends paid to the Company’s stockholders is an appropriate measure of corporate performance. In 2023, the Company achieved its target for total dividends and paid aggregate dividends of $0.95 per share for the year. In February 2024, the Company further declared and paid a quarterly dividend of $0.24 per share of Class A common stock.

•
Qualitative Measures. The committee believes that maintaining an ability to reward specific accomplishments outside of the quantitative targets that generate incremental stockholder value is an important alignment tool. Qualitative performance goals are assessed subjectively and are generally focused matters such as lease renewal, collection or retention results, operational efficiencies, capital transactions, investor relations activities, achievement of department initiatives, ESG initiatives and others. For 2023, the committee noted the accomplishments of the Company led by the NEOs, in addition to the ones mentioned above, including:

○	continued engagement and cultivation of strong relationships with the Company’s tenants;
○	successful renewals of expired leases, particularly the incorporation of annual rent escalations for the first time;
○	implementation of various corporate initiatives to reduce general and administrative expenses;
○	successful amendments to the Company’s credit facilities and exercise of term loan accordions;
○	active use of the Company’s at-the-market equity offering program, particularly the successful execution of forward-sales transactions for the first time;
○	achieving the sustainability target under the Company’s credit facilities to receive an interest rate discount for 2024;
○	successful implementation of a number of key technology and data integration initiatives;
○	smooth transition of the Company’s independent registered public accounting firm;
○	significant improvements in the timing of the Company’s quarterly financial reporting and SEC filings; and
○	continued improvements in corporate governance, particularly with the amendments of the Bylaws.

In addition, the committee reviewed the performance of each NEO and noted their strong individual contributions, in addition to the ones mentioned above, including:
○
with respect to Mr. Spodek, despite a challenging macroeconomic environment, led strong financial and operational performance and successfully executed the Company’s strategic objectives on acquisitions and lease negotiations;

○	with respect to Mr. Garber, led successful efforts to maintain strong leasing, rent collections and occupancy and oversaw improvements in operational efficiency, technology and governance; and
○
with respect to Mr. Klein, developed a flexible and proactive funding strategy and maintained a strong balance sheet and financial results and also delivered strong execution in numerous capital markets transactions, investor relations initiatives and enhancements in financial reporting framework.

The committee established the following relative weightings for these Performance Objectives in 2023:
Performance Objective	Relative Weighting
Acquisition Volume	25%
Financial Measure Targets	30%
Dividends	15%
Qualitative Measures	30%
The Company calculates FFO in accordance with the current Nareit definition. Nareit currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. The Company calculates AFFO by starting with FFO and adjusting for recurring capital expenditures and acquisition-related and other non-recurring expenses that are not capitalized and then adding back non-cash items including: write-off and amortization of deferred financing fees, straight-line rent and other adjustments (including lump sum catch up payments for increased rents), fair value lease adjustments, income on insurance recoveries from casualties, non-real estate depreciation and amortization and non-cash components of compensation expense. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is widely used by other REITs and is helpful to investors as a meaningful additional measure of the Company’s ability to make capital investments. Other REITs may not define AFFO in the same manner as the Company does and therefore the Company’s calculation of AFFO may not be comparable to such other REITs.
Long-Term Incentive Compensation
In 2020, consistent with our desire to provide compensation that is largely “at risk” and to create a direct link between pay and performance, we introduced performance-based restricted stock units (“RSUs”). The introduction of performance-based RSUs to our executive compensation program, in addition to our grants of time-based equity awards, is consistent with and supports our strategic objective of enhancing stockholder value. In order for any RSUs to be earned and vest, the performance must meet or exceed a threshold level of performance of absolute or relative total stockholder return goals during the applicable three-year performance period.
During 2023, the long-term incentive compensation to NEOs was comprised of 50% performance-based equity awards (with 37.5% based on achievement of absolute total stockholder return goals and 12.5% based on achievement of relative total stockholder return goals) and 50% time-based equity awards.
In 2024, the performance-based portion of the long-term incentive compensation was further increased to 55% (with 40% based on achievement of absolute total stockholder return goals and 15% based on achievement of relative total stockholder return goals), with the remaining 45% being time-based.

Grants and Payout of Performance-based RSUs to Named Executive Officers in 2021
In February 2021, the Company granted 18,954, 13,257 and 9,859 performance-based RSUs to Messrs. Spodek, Garber and Klein, respectively, subject to the achievement of the following performance-based hurdles relating to the Company’s absolute total stockholder return goals and continued employment with the Company over the three-year performance period ended December 31, 2023.
	Performance Level(1)
Performance Goal	Threshold (50% Earned)	Target (100% Earned)	Maximum (150% Earned)
Absolute total stockholder return	6%	9%	12%
(1)
There is no payout for performance below threshold and no increase for performance above maximum. Further, to the extent actual performance falls between two performance levels, linear interpolation is applied.

In February 2024, the Corporate Governance and Compensation Committee approved the vesting of the following RSUs based on achievement of total stockholder return goals during the measurement period.
Recipient	Number of Target Performance RSUs Awarded	Actual Performance RSUs Earned
Andrew Spodek	18,954	9,477
Jeremy Garber	13,257	6,628
Robert Klein	9,859	4,929
Grants of Performance-based RSUs to Named Executive Officers in 2022
In January 2022, the Company granted 17,539, 12,267 and 9,123 performance-based RSUs to Messrs. Spodek, Garber and Klein, respectively, subject to the achievement of the following performance-based hurdles relating to the Company’s absolute total stockholder return goals and continued employment with the Company over the three-year performance period ending December 31, 2024. While the performance period for these awards is still underway and thus the final results are not known, we have shown tracking estimates as of December 31, 2023 below.
	Performance Level(1)
Performance Goal	Threshold (50% Earned)	Target (100% Earned)	Maximum (150% Earned)
Absolute total stockholder return	6%	9%	12%
(1)
There is no payout for performance below threshold and no increase for performance above maximum. Further, to the extent actual performance falls between two performance levels, linear interpolation is applied.

Grants of Performance-based RSUs to Named Executive Officers in 2023
In January 2023, in addition to our grants of performance-based RSUs based on achievement of absolute total stockholder return goals during the measurement period, we introduced performance-based RSUs based on achievement of total stockholder return of our Class A common stock during the measurement period relative to the total stockholder return of the companies in the MSCI US REIT Index as of January 31, 2023.

In January 2023, the Company granted 20,091, 14,052 and 11,359 performance-based RSUs to Messrs. Spodek, Garber and Klein, respectively, subject to the achievement of the following performance-based hurdles relating to the Company’s absolute and relative total stockholder return goals and continued employment with the Company over the three-year performance period ending December 31, 2025. While the performance period for these awards is still underway and thus the final results are not known, we have shown tracking estimates as of December 31, 2023 below.
	% of Overall Long-Term Incentive Compensation Program	Performance Level(1)
Performance Goal		Threshold (50% Earned)	Target (100% Earned)	Maximum (200% Earned)
Absolute total stockholder return	37.5%	Compounded annual rate of 6%	Compounded annual rate of 9%	Compounded annual rate of 12%
Relative total stockholder return	12.5%	30th percentile	55th percentile	75th percentile
(1)
There is no payout for performance below threshold and no increase for performance above maximum. Further, to the extent actual performance falls between two performance levels, linear interpolation is applied.

The graphic below summarizes the performance periods and outcome, or projected outcome, of the Company’s performance-based RSUs granted from 2021 to 2023. We make no estimate as to our financial and operational performance with respect to the remaining performance periods under such awards and no prediction as to the future performance of our stock for purposes of estimating our absolute and relative total stockholder returns upon the conclusion of the full performance periods.

Grants of Performance-based RSUs to Named Executive Officers in 2024
After consideration of the Company’s performance in 2023 against the 2023 Performance Objectives, the compensation of the NEOs relative to our peers, the Corporate Governance and Compensation Committee approved the grant of performance-based RSUs to the NEOs for 2024, which will be reflected in the 2024 summary compensation table. The threshold, target and maximum performance levels for the performance-based RSUs granted in 2024 are set forth in the following table:
	% of Overall Long-Term Incentive Compensation Program	Performance Level(1)
Performance Goal		Threshold (50% Earned)	Target (100% Earned)	Maximum (200% Earned)
Absolute total stockholder return	40%	Compounded annual rate of 6%	Compounded annual rate of 8%	Compounded annual rate of 11%
Relative total stockholder return	15%	30th percentile	55th percentile	75th percentile
(1)
There is no payout for performance below threshold and no increase for performance above maximum. Further, to the extent actual performance falls between two performance levels, linear interpolation is applied.

Stockholder Alignment
All shares of restricted stock and/or LTIP Units that have been issued to our NEOs in lieu of cash compensation and any associated shares of restricted stock and/or LTIP Units issued under the Alignment of Interest Program are subject to a vesting schedule whereby no shares vest until the eighth anniversary of the date of grant, at which time 100% of the shares of restricted stock and/or LTIP Units will vest, subject to continued employment. By compensating our executives with equity under the Alignment of Interest Program, whereby each executive may elect to receive certain compensation in the form of equity instead of cash, we ensure the alignment of long-term interests between the executives and the stockholders, and consistent with our compensation philosophy, allow equity compensation to comprise an even greater portion of total compensation. In addition to aligning stockholder and executive interests, compensation in the form of equity has significantly greater retention value than cash compensation.
Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding outstanding equity awards held by each of the NEOs as of December 31, 2023.
	Stock Awards
Name	Number of Shares or Units that Have Not Vested (#)	Market Value of Shares or Units that Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Andrew Spodek, Chief Executive Officer	41,177 (2)	$599,537
	53,230(3)	$775,029
	27,365 (4)	$398,434
	118,305(5)	$1,722,521
	5,845(6)	$85,103
	100,850(7)	$1,468,376	17,539(8)	$255,368
	20,091(9)	$292,525
	123,197(10)	$1,793,748	20,091(11)	$292,525
Jeremy Garber, President and Treasurer	57,367(3)	$835,264
	71,591(5)	$1,042,365
	4,089(6)	$59,536
	46,161(7)	$672,104	12,267(8)	$178,608
	21,168(12)	$308,206
	14,052(9)	$204,598
	75,489(10)	$1,099,120	14,052(11)	$204,598

	Stock Awards
Name	Number of Shares or Units that Have Not Vested (#)	Market Value of Shares or Units that Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert Klein, Chief Financial Officer	3,117(5)	$45,384
	3,041(6)	$44,277
	43,343(7)	$631,074	9,123(8)	$132,831
	11,359(9)	$165,387
	45,698(10)	$665,363	11,359(11)	$165,387
(1)
For purposes of this table, the market value per unvested LTIP unit and restricted share of Class A Common Stock, as applicable, is assumed to be $14.56, the closing price per share of Class A common stock on December 29, 2023, the last trading day of 2023. In addition, these amounts exclude the market-based RSU awards granted in February 2021 for the 2021 to 2023 performance period that vested in February 2024 based on the Company’s performance through December 31, 2023, which are reported in “— Long-Term Incentive Compensation — Grants and Payout of Performance-based RSUs to Named Executive Officers in 2021” above.

(2)	Represents unvested LTIP units that will cliff vest on May 17, 2027.
(3)	Represents unvested LTIP units or restricted shares of Class A common stock that will cliff vest on February 14, 2028.
(4)	Represents unvested LTIP units that will cliff vest on May 18, 2028.
(5)	Represents unvested LTIP units or restricted shares of Class A common stock that will cliff vest on February 1, 2029.
(6)	Represents the unvested portion of LTIP units or restricted shares of Class A common stock that will vest on December 31, 2024.
(7)	Represents unvested LTIP units or restricted shares of Class A common stock that will cliff vest on February 1, 2030.
(8)
Represents RSUs subject to the achievement of a service condition and a market condition. Such RSUs are market-based equity awards and are subject to the achievement of hurdles relating to the Company’s absolute total stockholder return for the three-year period ending on December 31, 2024 and continued employment through such date. The number of market-based RSUs is based on the number of shares issuable upon achievement of the market-based metric at target. RSUs reflect the right to receive shares of Class A common stock, subject to the applicable vesting criteria. See “— Long-Term Incentive Compensation — Grants of Performance-based RSUs to Named Executive Officers in 2022” above for more details.

(9)	Represents the unvested LTIP units or restricted shares of Class A common stock that will vest in equal installments on February 1, 2024, February 1, 2025 and February 1, 2026.
(10)	Represents LTIP units that will cliff vest on February 1, 2031.
(11)
Represents RSUs subject to the achievement of a service condition and a market condition. Such RSUs are market-based equity awards and are subject to the achievement of hurdles relating to the Company’s absolute and relative total stockholder return for the three-year period ending on December 31, 2025 and continued employment through such date. The number of market-based RSUs is based on the number of shares issuable upon achievement of the market-based metric at target. RSUs reflect the right to receive shares of Class A common stock, subject to the applicable vesting criteria. See “— Long-Term Incentive Compensation — Grants of Performance-based RSUs to Named Executive Officers in 2023” above for more details.

(12)	Represents the unvested restricted shares of Class A common stock that will cliff vest on July 5, 2030.
Employment Agreements of Our Named Executive Officers
In October 2023, we entered into amended and restated employment agreements with Messrs. Spodek, Garber and Klein. The principal terms of the employment agreements are summarized below.
Position
The employment agreement with Mr. Spodek provides that he will be employed as our Chief Executive Officer. The employment agreement with Mr. Garber provides that he will be employed as our President and Treasurer. The employment agreement with Mr. Klein provides that he will be employed as our Chief Financial Officer. Each employment agreement provides that the executive will devote substantially all of his business time, attention and effort to our company’s affairs.
Term
The employment agreements of Messrs. Spodek, Garber and Klein have an initial term of three years, commencing on January 1, 2023, with two automatic one-year extensions on each anniversary of the effective date, unless either party gives notice of non-renewal at least 90 days prior to such anniversary date. The employment agreements with each of Messrs. Spodek, Garber and Klein provide that they may be terminated prior to the expiration of the term as set forth in the respective employment agreement.

Compensation
The employment agreements provide that Messrs. Spodek’s, Garber’s and Klein’s initial annual base salaries will be $380,000, $315,000 and $275,000, respectively. The Board of Directors or the Corporate Governance and Compensation Committee may increase an executive’s annual base salary during the term of the executive’s employment agreement.
Each executive will have the opportunity to earn an annual bonus for performance during each year of the term, with a target of 150%, 117.5% and 112.5% of base salary for Messrs. Spodek, Garber and Klein, respectively. Each executive will also be eligible to receive long-term incentive awards under our equity incentive plan, with a target of 160%, 135% and 125% of base salary for Messrs. Spodek, Garber and Klein, respectively. The Corporate Governance and Compensation Committee will determine the annual bonus that may be earned in each calendar year and will prescribe any individual or company performance goals and other requirements that must be satisfied in order for the annual bonus to be earned. The employment agreements further provide that each executive will be eligible to participate in our benefit plans and is entitled to four weeks’ paid time off in each calendar year.
Payments Upon Termination
The employment agreements with each of Messrs. Spodek, Garber and Klein provide that the executive’s employment may be terminated prior to the expiration of the term. If an executive’s employment is terminated by the Company without “Cause” or by him for “Good Reason” (as such terms are defined in the employment agreements), he will generally receive: accrued base salary; accrued but unpaid time off; any earned but unpaid bonuses; vested benefits due under the terms of any deferred compensation incentive or other benefit plans maintained by the Company; reimbursement of any expenses (together, the “standard termination benefits”); accelerated vesting of unvested equity awards that were granted to the executive under our Alignment of Interest Program; accelerated vesting of time-based equity awards; accelerated vesting of performance-based equity awards based on actual performance at the end of the performance period and pro-rated based on the number of days the executive was employed during the performance period; a lump sum cash payment equal to three times (in the case of Mr. Spodek) or one times (in the case of Messrs. Garber and Klein) the sum of (x) the executive’s annual base salary and (y) the average bonus paid to the executive for each of the three past calendar years; and reimbursement of the premiums for COBRA coverage of the executive and his eligible dependents for 18 months for Mr. Spodek and 12 months for Messrs. Garber and Klein after termination.
If an executive’s employment is terminated due to non-renewal after receiving notice from the Company or upon expiration of the term without being renewed, he will receive: (a) the standard termination benefits; (b) accelerated vesting of unvested equity awards that were granted as “Acquisition Shares” (as defined under the Alignment of Interest Program) to the executive under the Alignment of Interest Program; and (c) accelerated vesting of a pro rata portion of unvested equity awards that were granted as “Award Shares” (as defined under the Alignment of Interest Program) to the executive under the Alignment of Interest Program based on the remaining vesting period. If an executive’s employment is terminated due to non-renewal after receiving notice from the executive, he will receive the benefits and payments specified in (a) and (b) in the preceding sentence.
Change in Control; Section 280G
In the event of a “Change in Control” (as defined in the employment agreements) of the Company:
•
each executive’s annual bonus shall be paid in a lump sum cash payment immediately prior to consummation of the Change in Control subject to the executive’s employment immediately prior to the consummation of the Change in Control.

•
if an executive’s employment is terminated by the Company without “Cause” or by him for “Good Reason” within the 365 day period immediately following a Change in Control, he will receive, in addition to the benefits specified above in the first paragraph of “—Payments Upon Termination”, a pro rata portion of the executive’s annual target bonus opportunity based on actual performance for the fiscal year in which such termination occurs.

•
the “Good Reason Initial Notice Period” (as defined in the employment agreements) shall be revised from 60 days to 365 days if the executive first acquires actual knowledge of the existence of the “Good Reason” condition within the 180-day period that begins 90 days immediately prior to a Change in Control and ends 90 days immediately following a Change in Control.

•
if an executive’s employment is terminated due to non-renewal after receiving notice from the Company’s successor or upon expiration of the term without being renewed within the 1,095 day period immediately following a Change in Control, he will receive the benefits specified above in the first paragraph of “—Payments Upon Termination”.

•
if an executive’s employment is terminated due to non-renewal after receiving notice from the executive within the 1,095 day period immediately following a Change in Control, he will receive the benefits and payments specified above in the last sentence of the second paragraph of “—Payments Upon Termination”.

•
all outstanding stock options, restricted stock or other equity awards with performance-based vesting held by an executive shall be assumed by the Company’s acquiror or successor or, if not assumed, the performance conditions shall be satisfied to the extent the Corporate Governance and Compensation Committee determines actual performance was attained immediately prior to the Change in Control.

The employment agreements do not provide for additional payments or benefits in the event of a Change in Control, i.e., the employment agreements do not provide for additional or enhanced severance benefits if an executive’s employment is terminated in connection with a Change in Control. Nonetheless, the compensation and benefits provided under the employment agreements, especially the payments due upon a termination without cause or a resignation with good reason in connection with a Change in Control could constitute “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), i.e., compensation or benefits payable on account of a change in control.
Section 280G of the Code has special rules that apply to “parachute payments.” If certain individuals receive parachute payments in excess of a safe harbor amount, the payor is denied a federal income tax deduction for a portion of the payments and the recipient must pay a 20% excise tax, in addition to income tax, on a portion of the payments.
Each employment agreement and our equity incentive plan have a provision that addresses the treatment of “parachute payments.” If Messrs. Spodek, Garber or Klein is entitled to receive “parachute payments” that exceed the safe harbor amount prescribed by the Code, then the executive’s parachute payments (under the employment agreements and other plans and agreements) will be reduced to the safe harbor amount, i.e., the maximum amount that may be paid without excise tax liability or the loss of deduction. The parachute payments will not be reduced, however, if the executive will receive greater after-tax benefits (taking into account the 20% excise tax payable by the executive) by receiving the total benefits.
Executive’s Covenants
The employment agreement with each of Messrs. Spodek, Garber and Klein prohibits the executive from engaging in competitive employment or business endeavors during the “restriction period” and also prohibit the executive, during the restriction period, from soliciting the employment of company employees or any tenant, leasing representative, property manager, vendor, customer or client of ours. The “restriction period” includes the period of the executive’s employment and continues following a termination of executive’s employment, other than a termination by us without cause or a resignation by the executive with good reason, until the earlier of the first anniversary of termination for Mr. Spodek or second anniversary of termination for Messrs. Garber and Klein or the date on which a Change in Control occurs.
The employment agreements also require each of Messrs. Spodek, Garber and Klein to maintain the confidentiality of information about us during the term of employment and following termination of employment.
Employee Stock Purchase Plan
We have adopted the Postal Realty Trust, Inc. 2019 Employee Stock Purchase Plan (“ESPP”) that allows our employees to purchase shares of our Class A common stock at a discount. A total of 100,000 shares of Class A common stock are reserved for sale and authorized for issuance under the ESPP. The Code permits us to provide up to a 15% discount on the lesser of the fair market value of such shares of stock at the beginning of the offering period and the code of the offering period.

Director Compensation
In 2019, the Board of Directors adopted and implemented the following compensation program for non-employee directors for services as a director, as applicable:
•	an annual cash retainer of $25,000;
•	an annual equity retainer of $50,000;
•	an additional annual cash retainer of $100,000 to our Independent Chair of the Board;
•	an additional annual cash retainer of $20,000 to our Audit Committee chair;
•	an additional annual cash retainer of $10,000 to our Corporate Governance and Compensation Committee chair; and
•	an additional annual cash retainer of $5,000 to each member of a committee.
Mr. Spodek, our chief Executive Officer, does not receive compensation for his service as a director. All members of our Board of Directors are reimbursed for their reasonable costs and expenses incurred in attending our board meetings.
The following table sets forth information regarding 2023 compensation for each of our non-employee directors. The only fees earned or paid in cash to the directors in 2023 were related to their service as directors of the Company.
	Fees Earned in Cash		Stock Awards	All Other Compensation	Total Compensation
	Fees Paid in Cash(1)	Fees Paid in Stock in Lieu of Cash(2)
Mr. Donahoe	$—	$82,612	$179,858(3)	—	$262,470
Mr. Lefkowitz	$—	$31,769	$100,478(4)	—	$132,247
Ms. Gural-Senders	$—	$19,065	$80,633(5)	—	$99,698
Mr. Feingold	$—	$25,417	$90,548(6)	—	$115,965
(1)	Each non-employee director elected to acquire restricted shares of Class A common stock or LTIP units in lieu of cash fees for each annual period following the completion of our IPO.
(2)
Mr. Donahoe, Mr. Lefkowitz, Ms. Gural-Senders and Mr. Feingold were issued 8,805, 3,386, 2,032 and 2,709 LTIP units, respectively, in the aggregate, in lieu of cash fees for the twelve-month period following May 17, 2023 (the third anniversary of our IPO). The amounts in the table above represent each non-employee directors’ prorated cash fees earned for the period from May 17, 2023 to December 31, 2023, which equal 5,500, 2,115, 1,269 and 1,692 LTIP units granted to Mr. Donahoe, Mr. Lefkowitz, Ms. Gural-Senders and Mr. Feingold, respectively. In addition, pursuant to our Alignment of Interest Program described below, a non-employee director electing to receive restricted shares of Class A common stock or LTIP units in lieu of cash fees is entitled to additional restricted shares of Class A common stock or LTIP units, as applicable, in an amount based upon the duration of a restriction period as further described in footnotes 3 to 6 below.

(3)
Includes: (i) 3,386 LTIP units, representing equity awards to Mr. Donahoe that are subject to a three-year vesting schedule whereby one-third of such LTIP units will vest on each anniversary of the date of grant, subject to continued service; (ii) 3,305 LTIP units representing the remaining cash fees that Mr. Donahoe elected to receive in the form of LTIP units (refer to footnote 2); and (iii) an additional 5,283 LTIP units in accordance with our Alignment of Interest Program, with such LTIP units subject to a three-year restricted period. The amount shown in the table represents the grant date fair value determined in accordance with FASB ASC Topic 718. The aggregate number of shares of Class A common stock and LTIP units outstanding at December 31, 2023, including those issued in lieu of cash fees, held by Mr. Donahoe was 43,666 and 46,359, respectively.

(4)
Includes: (i) 3,386 LTIP units, representing equity awards to Mr. Lefkowitz that are subject to a three-year vesting schedule whereby one-third of such LTIP units will vest on each anniversary of the date of grant, subject to continued service; (ii) 1,271 LTIP units representing the remaining cash fees that Mr. Lefkowitz elected to receive in the form of LTIP units (refer to footnote 2); and (iii) an additional 2,032 LTIP units in accordance with our Alignment of Interest Program, with such LTIP units subject to a three-year restricted period. The amount shown in the table represents the grant date fair value determined in accordance with FASB ASC Topic 718. The aggregate number of shares of Class A common stock and LTIP units outstanding at December 31, 2023, including those issued in lieu of cash fees, held by Mr. Lefkowitz was 27,124 and 20,684, respectively.

(5)
Includes: (i) 3,386 LTIP units, representing equity awards to Ms. Gural-Senders that are subject to a three-year vesting schedule whereby one-third of such LTIP units will vest on each anniversary of the date of grant, subject to continued service; (ii) 763 LTIP units representing the remaining cash fees that Ms. Gural-Senders elected to receive in the form of LTIP units (refer to footnote 2); and (iii) an additional 1,219 LTIP units in accordance with our Alignment of Interest Program, with such LTIP units subject to a three-year restricted period. The amount shown in the table represents the grant date fair value determined in accordance with FASB ASC Topic 718. The aggregate number of shares of Class A common stock and LTIP units outstanding at December 31, 2023, including those issued in lieu of cash fees, held by Ms. Gural-Senders was 14,419 and 17,608, respectively.

(6)
Includes: (i) 3,386 LTIP units, representing equity awards to Mr. Feingold that are subject to a three-year vesting schedule whereby one-third of such LTIP units will vest on each anniversary of the date of grant, subject to continued service; (ii) 1,017 LTIP units representing the remaining cash fees that Mr. Feingold elected to receive in the form of LTIP units (refer to footnote 2); and (iii) an additional 1,625 LTIP units in accordance with our Alignment of Interest Program, with such LTIP units subject to a three-year restricted period. The amount shown in the table represents the grant date fair value determined in accordance with FASB ASC Topic 718. The aggregate number of shares of Class A common stock and LTIP units outstanding at December 31, 2023, including those issued in lieu of cash fees, held by Mr. Feingold was 15,259 and 20,482, respectively.
Under our Alignment of Interest Program, each non-employee director had the opportunity to elect to take all or a portion of their cash retainers and other cash compensation in the form of LTIP units or restricted shares of our Class A common stock, or a mix of both. The number of LTIP units or restricted shares was determined on the same basis as for the NEOs, with the number of LTIP units or restricted shares of Class A common stock granted determined on the basis of a multiple of the compensation deferred and the length of the restriction period selected by the director. Each director who made this election was awarded additional LTIP units or restricted shares Class A common stock, at no additional cost to the director, equal to (i) the number of LTIP units or restricted shares awarded in lieu of the cash retainer(s), multiplied by (ii) a restriction multiple determined by the restriction period the director elected, according to the following table:
Duration of Restriction Period	Restriction Multiple
1 year	0.2x
2 years	0.4x
3 years	0.6x
The restriction period subjects the LTIP units or restricted shares of Class A common stock obtained in lieu of cash compensation, as applicable, and the additional LTIP units or restricted shares awarded based on the restriction multiple to the risk of forfeiture in the event a director voluntarily resigns or is no longer a director for any reason on the vesting date. During the restricted period, the restricted shares may not be sold, assigned, pledged or otherwise transferred. Accordingly, for example, if a non-employee director elects to receive LTIP units or restricted shares of Class A common stock in lieu of cash compensation that is equivalent in value to 1,000 shares of Class A common stock and the director elects a three-year restriction period, the non-employee director would receive the 1,000 LTIP units or restricted shares of Class A common stock in lieu of the director’s cash compensation plus 600 additional LTIP units or restricted shares of Class A common stock for electing to a three-year restriction period, resulting in receipt of a total of 1,600 LTIP units or restricted shares of Class A common stock, as applicable, all of which would be vest on the third anniversary of the date of grant if the director remains a director as of the vesting date. All of the LTIP units or restricted shares of Class A common stock granted however, would be forfeited if such non-employee director voluntarily resigns on or prior to the vesting date. Subject to the risk of forfeiture and transfer restrictions, the non-employee directors will have the right to vote and receive dividends or other distributions on the unvested LTIP units and restricted shares of Class A common stock granted under the Alignment of Interest Program prior to vesting.
Equity Compensation Plan Information
The following table provides information as of December 31, 2023 with respect to shares of our Class A common stock that may be issued under our existing equity compensation plans, our equity incentive plan and our ESPP.
Plan Category	Number of Shares to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans(2)
Equity compensation plans approved by security holders	884,621	N/A	1,090,089
(1)
Other than LTIP units, there were no outstanding options, warrants or rights under our equity incentive plan as of December 31, 2023. The weighted-average exercise price does not reflect the shares of Class A common stock for which LTIP units may be redeemed (assuming that they have first been converted into OP Units), since LTIP units have no exercise price.

(2)
Includes 55,480 shares available for issuance under the ESPP as of December 31, 2023. On January 9, 2024, 5,137 shares were issued for the purchase period of July 1, 2023 to December 31, 2023. The purchase price (and therefore the number of shares to be purchased) under the current purchase period ending June 30, 2024 will not be determined until the end of the purchase period.

STOCKHOLDER PROPOSALS AND NOMINATIONS
Pursuant to Rule 14a-8, any stockholder desiring to make a proposal to be acted upon at the 2025 Annual Meeting of stockholders must present such proposal to the Company at its principal office in Cedarhurst, New York not later than November 29, 2024, in order for the proposal to be considered for inclusion in the Company’s proxy statement. The Company will not consider proposals received after November 29, 2024 for inclusion in the Company’s proxy materials for the Company’s 2025 Annual Meeting of stockholders.
A stockholder nomination of a person for election to our Board or a proposal for consideration at our 2025 Annual Meeting of Stockholders not intended to be included in our proxy statement pursuant to Rule 14a-8 must be submitted in accordance with the advance notice procedures and other requirements set forth in our Bylaws. Pursuant to our Bylaws, we must receive timely notice of the nomination or other proposal in writing by not later than 5:00 p.m. (Eastern Time) on November 29, 2024, nor earlier than October 30, 2024. However, in the event that the 2025 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from the first anniversary of the date of the 2024 Annual Meeting of Stockholders, notice by the stockholder to be timely must be received no earlier than the 150th day prior to the date of the meeting and not later than 5:00 p.m. (Eastern Time) on the later of the 120th day prior to the date of the meeting or the 10th day following the date of the first public announcement of the meeting.
In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Secretary of the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 18, 2025.
Proposals should be sent via registered, certified or express mail to: 75 Columbia Avenue, Cedarhurst, NY 11516, Attention: Secretary.

ANNUAL REPORT ON FORM 10-K
Our Annual Report on Form 10-K was filed with the SEC on February 29, 2024. A copy of the Annual Report on Form 10-K filed with the SEC, exclusive of the exhibits thereto, may also be obtained from us, without charge, by a request in writing. We will also furnish any exhibit to the Annual Report on Form 10-K upon the payment of reasonable fees relating to our expenses in furnishing the exhibit. Such requests should be directed to the Company at our Cedarhurst address stated herein, and to the attention of the Secretary. Beneficial owners must include in their written requests a good faith representation that they were beneficial owners of our Common Stock on March 15, 2024. Such requests should be directed to us at 75 Columbia Avenue, Cedarhurst, NY 11516, Attention: Secretary.
The Notice of 2024 Annual Meeting of Stockholders, Proxy Statement and our Annual Report on Form 10-K, which is our Annual Report to stockholders, are available on the financial information web page of our website: http://www.postalrealtytrust.com, and at http://materials.proxyvote.com/73757R.
By order of the Board of Directors

Jeremy Garber
President and Treasurer
March 29, 2024

POSTAL REALTY TRUST

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POSTAL REALTY TRUST, INC.

The Board of Directors recommends you vote FOR the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Patrick R. Donahoe
02) Barry Lefkowitz
03) Jane Gural-Senders
04) Anton Feingold
05) Andrew Spodek

The Board of Directors recommends you vote FOR proposal 2:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com.

V40137-P04394

POSTAL REALTY TRUST, INC.
Annual Meeting of Stockholders
May 17, 2024 10:00 A.M., Eastern Time
This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Jeremy Garber and Robert B. Klein, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Postal Realty Trust, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders of Postal Realty Trust, Inc. to be held at 10:00 A.M., Eastern Time, on May 17, 2024, at the office of Postal Realty Trust, Inc., 75 Columbia Avenue, Cedarhurst, NY 11516, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side